       THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
                 PROSPECTUS SUPPLEMENT, DATED DECEMBER 5, 2000

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS, DATED DECEMBER 5, 2000)

                                  $525,000,000

             PEOPLEFIRST.COM VEHICLE RECEIVABLES OWNER TRUST 2000-2

                             [PEOPLEFIRST.COM LOGO]
                            PEOPLEFIRST FINANCE, LLC
                            ORIGINATOR AND SERVICER

                          ML ASSET BACKED CORPORATION
                                   DEPOSITOR
                             ----------------------
Before you purchase any of these notes, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-12 of this prospectus supplement and on page 11 of the prospectus.
                            ------------------------
THESE SECURITIES ARE ISSUED BY THE TRUST. THE SECURITIES ARE NOT OBLIGATIONS OF ML ASSET BACKED CORPORATION, PEOPLEFIRST FINANCE, LLC OR ANY OF THEIR RESPECTIVE
 AFFILIATES. NO ONE MAY USE THIS PROSPECTUS SUPPLEMENT TO OFFER AND SELL THESE
             SECURITIES UNLESS IT IS ACCOMPANIED BY THE PROSPECTUS.

- The trust will issue the notes described in the table below.
- The trust will pay interest and principal on the notes on the 15th day of each month. The first payment date will be January 16, 2001.
- The trust will pay principal sequentially to the earliest maturing class of notes outstanding until paid in full.

     Full and timely payment of the noteholders' distributable amount on each payment date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy to be issued by:

                                    FSA LOGO
     The underwriters are offering the following notes by this prospectus supplement:

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                   CLASS A-1             CLASS A-2              CLASS A-3               CLASS A-4
                                     NOTES                 NOTES                  NOTES                   NOTES
--------------------------------------------------------------------------------------------------------------------------
Principal Amount.............        $73,899,000          $200,000,000            $107,000,000            $144,101,000
Interest Rate................                   %                     %                       %                       %
Final Scheduled Payment
  Date.......................  December 15, 2001      October 15, 2003      September 15, 2004      September 15, 2007
Initial Public Offering
  Price (1)..................                   %                     %                       %                       %
Underwriting Discount........                   %                     %                       %                       %
Proceeds to
  Depositor (1)(2)...........                   %                     %                       %                       %
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) The price of the notes will also include accrued interest, if any, from
                   .
(2) Before deducting expenses payable by the depositor estimated to be
    $          .

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, or through Clearstream or the Euroclear System, on or about December 15, 2000, against payment in immediately available funds.
                            ------------------------

MERRILL LYNCH & CO.
                             BARCLAYS CAPITAL
                                                      CREDIT SUISSE FIRST BOSTON
                            ------------------------
          The date of this prospectus supplement is December   , 2000.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (b) this prospectus supplement, which describes the specific terms of your notes.

         IF THE DESCRIPTION OF THE TERMS OF YOUR NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents below and the Table of Contents included in the accompanying prospectus provide the page numbers on which these captions are located.

         We are not offering the notes in any state where the offer of the notes is not permitted.

         We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

         Dealers will deliver a prospectus and prospectus supplement when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers that effect transactions in the notes, whether or not participating in the offering of the notes, will be required to deliver a prospectus and prospectus supplement until March __, 2001.

         YOU CAN FIND A LIST OF THE PAGES WHERE CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT ARE DEFINED UNDER THE CAPTION "INDEX OF DEFINED TERMS" IN THIS PROSPECTUS SUPPLEMENT. YOU CAN FIND THE DEFINITION RELATING TO CERTAIN TERMS USED IN THE PROSPECTUS UNDER THE CAPTION "GLOSSARY OF TERMS" IN THE ACCOMPANYING PROSPECTUS.

         We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that contain words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

         Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

         All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, PeopleFirst Finance, LLC, PF Funding II, LLC or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

                                   ----------

                                TABLE OF CONTENTS

Summary of Terms.....................................................................................................S-5
Risk Factors........................................................................................................S-12
The Trust...........................................................................................................S-17
         Limited Purposes and Limited Assets........................................................................S-17
         General  ..................................................................................................S-17
         Capitalization of the Issuer...............................................................................S-17
         The Owner Trustee..........................................................................................S-18
         The Indenture Trustee......................................................................................S-18
The Trust Fund......................................................................................................S-19
The Receivables Pool................................................................................................S-20
         Eligibility Criteria.......................................................................................S-20
         Subsequent Receivables.....................................................................................S-20
         Pool Composition...........................................................................................S-21
The Transferor......................................................................................................S-26
The Depositor.......................................................................................................S-26
The Originator, Servicer and Custodian..............................................................................S-26
         General  ..................................................................................................S-26
         Origination Process and Credit Evaluation Procedures.......................................................S-27
         Loss Exposure Management...................................................................................S-29
         Contract Processing, Purchase, Servicing and Administration................................................S-29
         Delinquency Control and Collection Strategy................................................................S-29
         Delinquency and Loss Experience............................................................................S-30
Weighted Average Life of the Securities.............................................................................S-31
Description of the Notes............................................................................................S-38
         Payments of Interest.......................................................................................S-38
         Payments of Principal......................................................................................S-39
         Optional Redemption........................................................................................S-41
         Mandatory Redemption.......................................................................................S-42
         The Indenture..............................................................................................S-42
Description of the Certificates.....................................................................................S-49
The Insurer.........................................................................................................S-49
         General  ..................................................................................................S-49
         Reinsurance................................................................................................S-50
         Ratings  ..................................................................................................S-50
         Capitalization.............................................................................................S-51
         Insurance Regulation.......................................................................................S-51
The Policy..........................................................................................................S-52
         Other Provisions of the Policy.............................................................................S-54
Description of the Receivables Transfer and Servicing Agreements....................................................S-55
         Transfer of Receivables....................................................................................S-55
         Obligation to Repurchase Receivables.......................................................................S-56

         Accounts ..................................................................................................S-57
         Payments ..................................................................................................S-60
         Statements to Noteholders..................................................................................S-63
         Servicer Default; Rights Upon Servicer Default.............................................................S-64
         Servicing Compensation.....................................................................................S-65
         Appointment of Subservicer.................................................................................S-66
         Amendment..................................................................................................S-66
Certain Legal Aspects of the Receivables............................................................................S-67
Material Federal Income Tax Consequences............................................................................S-67
State Tax Consequences..............................................................................................S-67
ERISA Considerations................................................................................................S-68
Underwriting........................................................................................................S-69
Experts.............................................................................................................S-71
Legal Opinions......................................................................................................S-72
Ratings of the Notes................................................................................................S-72
Incorporation of Certain Documents by Reference.....................................................................S-72
Index of Defined Terms..............................................................................................S-74

                                SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, carefully read this entire prospectus supplement and the accompanying prospectus.

THE ISSUER

         PeopleFirst.com Vehicle Receivables Owner Trust 2000-2, a Delaware business trust, will issue the notes.

ORIGINATOR

         PeopleFirst Finance, LLC originates the motor vehicle loans and will sell and contribute the motor vehicle loans to the transferor. PeopleFirst Finance, LLC is a California limited liability company, whose executive offices are located at 401 West A Street, Suite 1000, San Diego, California 92101.

TRANSFEROR

         PF Funding II, LLC will transfer the motor vehicle loans to the depositor. PF Funding II, LLC is a Delaware limited liability company and is a wholly-owned subsidiary of the originator. The transferor's principal executive offices are located at 401 West A Street, Suite 1000, San Diego, California 92101.

DEPOSITOR

         ML Asset Backed Corporation will transfer the motor vehicle loans to the issuer. ML Asset Backed Corporation is a Delaware corporation. The depositor's principal executive offices are located at 250 Vesey Street, World Financial Center, North Tower - 10th Floor, New York, New York 10281. Its telephone number is (212) 449-0336.

SERVICER

         PeopleFirst Finance, LLC will service the motor vehicle loans assigned to the issuer.

INDENTURE TRUSTEE, BACKUP SERVICER AND INDENTURE COLLATERAL AGENT

         Wells Fargo Bank Minnesota, National Association will serve as the indenture trustee under the indenture, as backup servicer under the sale and servicing agreement, and as indenture collateral agent for the reserve account.

CUSTODIAN

         PeopleFirst Finance, LLC will serve as custodian under the custodial agreement.

OWNER TRUSTEE

         Wilmington Trust Company will serve as the trustee of the issuer.

INITIAL CUT-OFF DATE

         Beginning of business on December 1, 2000. The issuer will receive payments due on, or received with respect to, the initial motor vehicle loans on or after this date.

CLOSING DATE

         The issuer will issue the notes on or about December __, 2000.

PAYMENT DATES

         The first payment date will be January 16, 2001. After that, the payment dates will be the 15th day of each month if the 15th day is a business day. If the 15th day is not a business day, then the payment date will be the following business day.

RECORD DATE

         On each payment date, the issuer will pay interest and principal to the holders of the notes as of the related record date. The record dates for the notes will be the business day immediately preceding the payment date or if definitive notes have been issued, the last business day of the month preceding such payment date.

THE NOTES

         Each class of notes will have an original principal amount, interest rate and final scheduled payment date as set forth in the following table.


              Principal     Interest      Final Scheduled
  Class        Amount         Rate         Payment Date
  -----        ------         ----         ------------
   A-1       $73,899,000      ___%        December 15, 2001
   A-2      $200,000,000      ___%         October 15, 2003
   A-3      $107,000,000      ___%       September 15, 2004
   A-4      $144,101,000      ___%       September 15, 2007

         If any class of notes is not repaid in full on or prior to its final scheduled payment date, an event of default will occur.

BOOK-ENTRY REGISTRATION

         The notes will be initially available only in book-entry form through the facilities of The Depository Trust Company, Clearstream or the Euroclear System, except under limited circumstances. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the prospectus.

THE MOTOR VEHICLE LOANS AND THE OTHER TRUST FUND PROPERTIES

         The primary assets of the issuer will be the motor vehicle loans secured by new or used automobiles, light duty trucks, vans and motorcycles. The motor vehicle loans will be sold and contributed by the originator to the transferor, and transferred by the transferor to the depositor, by the depositor to the issuer, and then by the issuer to the indenture trustee, for the benefit of the noteholders, on the day of closing and from time to time on subsequent transfer dates on or before February 15, 2001.

The Receivables Pool

         As of the beginning of business on December 1, 2000, the initial motor vehicle loans in the pool have:

-        an aggregate principal balance of $418,501,926.53;

-        a weighted average annual percentage rate of approximately 8.437%;

-        a weighted average remaining amortization term of approximately
         53 months; and

- a remaining amortization term of not more than 72 months and not less than 4 months.

Other Trust Fund Properties

         In addition to the motor vehicle loans, the trust fund will also include:

- all moneys received with respect to the initial motor vehicle loans on or after the initial cut-off date and with respect to the subsequent motor vehicle loans on or after the applicable subsequent cut-off date;

- the security interests in the motor vehicles financed by the receivables;

- any proceeds from claims under insurance policies covering the financed vehicles or the related obligors;

-        all instruments and documents relating to the motor vehicle loans;

- all rights under any service contracts relating to the motor vehicle loans for the repair of a financed vehicle including any extended warranties;

-        a security interest in amounts on deposit in certain bank accounts; and

- all rights of the issuer under the sale and servicing agreement and each subsequent transfer agreement.

PRE-FUNDING FEATURE

Pre-funding Account

         On the day of closing, the transferor will deposit approximately $115,849,218.47 of the proceeds of the notes into a pre-funding account held by the indenture trustee. The issuer will use funds on deposit in this account to acquire additional motor vehicle loans from the depositor from time to time on or before February 15, 2001.

         The motor vehicle loans acquired by the issuer during the period between the day of the closing and February 15, 2001 will also have been originated by PeopleFirst Finance, LLC.

         The characteristics of the subsequently-acquired motor vehicle loans will not differ materially from the initial motor vehicle loans.

Capitalized Interest Account

         On the day of closing, the transferor will also deposit $       into a
capitalized interest account held by the indenture trustee. The amount, if any, deposited into the capitalized interest account will be applied on the payment dates occurring on or prior to February 15, 2001 to fund the obligations of the issuer relating to the portion of the issuer's assets not invested in motor vehicle loans. Any amounts remaining in the capitalized interest account on February 15, 2001, and not used for such purposes will be paid to the transferor on such date. See "Description of the Receivables Transfer and Servicing Agreements -- Accounts -- Capitalized Interest Account."

INTEREST PAYMENTS

         Each class of notes will bear interest each year at the rate listed in the table under "-- The Notes" above. Interest on the class A-1 notes will accrue on an "actual/360 basis." This means that interest payable on each payment date for the class A-1 notes will be the product of:

1.       the outstanding principal balance of the class A-1 notes;

2.       the applicable interest rate; and

3.       the actual number of days during the applicable period divided by 360.

         Interest on the class A-2 notes, class A-3 notes, and class A-4 notes will accrue on a "30/360" basis. This means that the interest payable on each payment date on such class of notes will be the product of:

1.       the outstanding principal balance of such class of notes;

2.       the applicable interest rate; and

3.       1/12.

PRINCIPAL PAYMENTS

Calculation

         The aggregate amount of principal payable on the notes on each payment date will be equal to an amount called the "noteholders' principal distributable amount," which will generally be equal to the noteholders' percentage of the principal distributable amount.

         The "principal distributable amount", with respect to any payment date, equals:

1. the amount of principal collected on the motor vehicle loans during the prior calendar month,

2. the outstanding principal balance of any motor vehicle loans that become liquidated motor vehicle loans during the prior calendar month,

3. the principal balance of each motor vehicle loan that was purchased by PeopleFirst Finance LLC or the transferor during the prior calendar month, and at the option of the insurer, the principal balance of each motor vehicle loan that was required to be, but was not, so purchased, and

4. the aggregate amount of any reduction of the principal balance of a motor vehicle loan as a result of a court order in an insolvency proceeding.

         If the principal distributable amount for a payment date is not paid in full on such payment date, the shortfall will be due to noteholders and certificateholders on the next payment date.

Sequential Pay Feature

         Absent an event of default which has resulted in an acceleration of the notes, the noteholders' principal distributable amount will be payable to the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes in that order (meaning that no principal will be paid to the class A-2 notes until the class A-1 notes have been paid in full, and so forth). The noteholders' principal distributable amount is more fully described in this prospectus supplement under "Description of the Receivables Transfer and Servicing Agreements -- Payments."

THE CERTIFICATES

         The issuer will also issue $9,351,145 aggregate principal amount of non-interest bearing certificates pursuant to a trust agreement to be dated as of December 1, 2000 between the depositor and the owner trustee. The certificates are not being offered pursuant to this prospectus supplement and will initially be held by the transferor.

         The certificates will not receive any distributions on a payment date until the noteholders have received all amounts required to be distributed to them on such payment date and until the reserve account has been fully funded and certain amounts owed to the insurer have been paid.

CREDIT ENHANCEMENT

         The credit enhancement for the notes will be as follows:

INSURER AND THE POLICY

         Financial Security Assurance Inc. is a New York financial guaranty insurance company. Financial Security Assurance Inc. will issue a policy, which will guarantee the payment of timely interest and principal due on the notes, but only as set forth under the heading "The Policy" in this prospectus supplement.

Subordination of the Certificates

         Distributions on the certificates will be subordinated in priority of payment to interest and principal on the notes, the amounts owed to the insurer and amounts required to be deposited into the reserve account.

The Reserve Account

         The transferor will establish a reserve account for the benefit of the insurer. On the day of closing, the transferor will make an initial deposit of cash into the reserve account. Each time the trust acquires additional motor vehicle loans, an additional deposit of cash will be made into the reserve account. On each payment date, if the amount on deposit in the reserve account is less than the required amount, additional amounts will be deposited into the reserve account from collections on the motor vehicle loans that are available for this purpose. Funds will be withdrawn from the reserve account on each payment date if the amount of available funds on any payment date is not sufficient to pay:

-        the monthly servicing fee,

- accrued and unpaid fees owing to the indenture trustee, the owner trustee, the indenture collateral agent, the custodian and the backup servicer,

-        required payments of interest and principal to the noteholders, and

-        amounts owed to the insurer.

         THE AMOUNT REQUIRED TO BE ON DEPOSIT IN THE RESERVE ACCOUNT IS FOR THE BENEFIT OF THE INSURER AND MAY INCREASE OR DECREASE WITHOUT THE CONSENT OF THE NOTEHOLDERS; THEREFORE, YOU SHOULD NOT RELY ON AMOUNTS ON DEPOSIT IN OR REQUIRED TO BE DEPOSITED TO THE RESERVE ACCOUNT AS A SOURCE OF FUNDS FOR PAYMENTS ON THE NOTES.

OPTIONAL REDEMPTION

         If the aggregate principal balance of the motor vehicle loans on any payment date is 15% or less of the sum of the aggregate principal balance of the initial motor vehicle loans as of December 1, 2000 and the aggregate principal balance of all subsequently-acquired motor vehicle loans as of their subsequent cut-off dates, the transferor may reacquire the motor vehicle loans. If the transferor elects to reacquire the motor vehicle loans, the outstanding principal balance of the notes will be paid in full together with accrued interest.

FINAL SCHEDULED PAYMENT DATES

         The trust is required to pay the entire principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

SERVICING COMPENSATION

         The trust will pay the servicer a base servicing fee on each payment date for the previous month equal to the product of 1/12th of .50% and the pool balance of the receivables at the beginning of the previous month. The servicer is also entitled to the investment earnings, net of losses, on the collection account.

TAX STATUS

         In the opinion of Brown & Wood LLP, for federal income tax purposes, the notes will be characterized as debt, and the issuer will not be classified as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation.

         In the opinion of Saxon, Barry, Gardner & Kincannon, for California corporation franchise tax purposes, the notes will be characterized as debt, and the issuer will not be classified as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation.

         If you purchase a note, you agree to treat it as debt for tax purposes. See "Material Federal Income Tax Consequences" and "State Tax Consequences" in this prospectus supplement for additional information concerning the application of federal and state tax laws to the issuer and the notes.

LEGAL INVESTMENT

         The class A-1 notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS

         The notes are generally eligible for purchase by employee benefit and other plans and arrangements that are subject to ERISA or to Section 4975 of the Internal Revenue Code. However, any person purchasing on behalf or with plan assets of such a plan or arrangement should review the matters discussed under "ERISA Considerations" in the prospectus and in this prospectus supplement before purchasing notes.

RATING OF THE NOTES

         The notes must receive at least the following ratings from Moody's Investors Service, Inc. and Standard & Poor's, a division of the McGraw-Hill Companies, Inc. in order to be issued:


                                     Rating
                                     ------
       Class                Moody's             S&P
       -----                -------             ---
        A-1                 P-1                A-1+
        A-2                 Aaa                 AAA
        A-3                 Aaa                 AAA
        A-4                 Aaa                 AAA

                                  RISK FACTORS

         You should consider the following risk factors (as well as the section "Risk Factors" in the prospectus) in deciding whether to purchase the notes.

YOU MAY NOT BE ABLE TO RESELL THE NOTES

         There is currently no secondary market for the notes. The underwriters currently intend to make a market to enable resale of the notes, but are under no obligation to do so. As such, we cannot assure you that a secondary market will develop for your notes or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your notes.

         PREPAYMENTS ON THE MOTOR VEHICLE LOANS WILL CAUSE PREPAYMENTS ON THE NOTES RESULTING IN REINVESTMENT RISK TO YOU

         The motor vehicle loans may be prepaid, in full or in part, voluntarily or as a result of defaults, casualties to the related motor vehicles or other reasons. Since the rate of payment of principal of the notes depends in part on the rate of payment (including prepayments) of the principal balance of the motor vehicle loans, final payment of the notes could occur significantly earlier than the final scheduled payment date for each class of notes. You will bear the risk that you may have to reinvest the principal on your notes earlier than you expected at a rate of interest that is less than the rate of interest on your notes.

PREPAYMENTS ON THE MOTOR VEHICLE LOANS MAY AFFECT YOUR YIELD ON
YOUR NOTES

         If you purchase your notes at a premium, prepayments on the motor vehicle loans may reduce your yield. The ratings on the notes do not address the possibility that prepayment rates may affect your yield on your notes.

POTENTIAL PREPAYMENT ON NOTES DUE TO FAILURE TO TRANSFER A SUFFICIENT NUMBER OF SUBSEQUENTLY-ACQUIRED MOTOR VEHICLE LOANS TO THE TRUST

         If the principal amount of receivables originated by the originator during the pre-funding period is less than the amount deposited in the pre-funding account, the depositor will not have sufficient receivables to transfer to the trust during the pre-funding period. Any remaining amount on deposit in the pre-funding account will be used to make principal payments on the notes pro rata.

         If the amount on deposit in the pre-funding account, after the pre-funding period is over, is less than or equal to $100,000, the excess will be applied sequentially to partially prepay the notes first to the class A-1 notes and then in sequential order the class A-2 notes, the class A-3 notes and the class A-4 notes. See "Description of the Notes--Mandatory Redemption." Any such prepayment will shorten the weighted average life of the notes to an extent that we cannot predict with assurance, since we cannot predict the amount of any such prepayment with assurance.

YOU MAY EXPERIENCE A LOSS ON YOUR NOTES BECAUSE THE ISSUER HAS LIMITED ASSETS

         The issuer's primary assets or source of funds for payments on the notes are the motor vehicle loans, the pre-funding account, the reserve account, the capitalized interest account and the policy issued by Financial Security Assurance Inc. For repayment, you must rely upon payments on the motor vehicle loans, amounts on deposit in the pre-funding account, the capitalized interest account and the reserve account, if any, and proceeds from the policy. The pre-funding account and the capitalized interest account will be maintained only until the first payment date after the pre-funding period. The money in the pre-funding account will be used only to purchase subsequently-acquired motor vehicle loans and is not available to cover losses on the motor vehicle loans. The capitalized interest account covers the obligations of the issuer relating to the portion of the issuer's assets not invested in motor vehicle loans and is not designed to provide protection against losses on the motor vehicle loans. Although the policy will be available to cover shortfalls in distributions each month, if Financial Security Assurance Inc. defaults in its obligations under the policy, the noteholders must rely solely on (i) amounts received with respect to the motor vehicle loans without the benefit of the policy and (ii) amounts, if any, on deposit in the reserve account. In such event, certain factors may affect the indenture trustee's ability to realize on the collateral securing the motor vehicle loans and thus may ultimately reduce the proceeds to be distributed to noteholders on a current basis.

PEOPLEFIRST HAS A LIMITED OPERATING HISTORY

         All of the motor vehicle loans were originated by PeopleFirst Finance, LLC in accordance with its credit underwriting criteria. The originator was formed in 1995 and commenced its operations as an originator of motor vehicle loans only in September 1997. Since that time it has experienced rapid growth in its portfolio of motor vehicle loans. The originator therefore has limited historical performance data with respect to the majority of the motor vehicle loans it currently services. Delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. The originator is at an early stage of operations, is subject to the risks inherent in the establishment of a new business and must, among other things, continue to attract and retain qualified credit and collection personnel and support its motor vehicle lending business. See "PeopleFirst and the Servicer" in this prospectus supplement.

PEOPLEFIRST'S INTERNET-BASED LOAN ORIGINATION PROGRAM MAY GIVE RISE TO RISKS THAT ARE NOT FOUND IN CUSTOMARY LOAN ORIGINATION PROGRAMS

         The originator generally uses the internet, the telephone and the mail to communicate with obligors during the process of underwriting and originating motor vehicle loans. For a discussion of the underwriting and origination process, see "PeopleFirst and The Servicer" in this prospectus supplement. The underwriting and origination processes and loan documentation used by the originator are novel and were developed to capitalize on the potential benefits of conducting its business over the internet and through the mail. As such, these processes and the related loan documentation may entail risks that would not exist in a customary motor vehicle loan origination program and may give rise to challenges based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks could not adversely affect the collectability or enforceability of the contracts or the security interests in the motor vehicles.

YOU MAY EXPERIENCE A LOSS IN CONNECTION WITH AN EVENT OF DEFAULT UNDER THE INDENTURE

         Unless an insurer default has occurred and is continuing, neither the indenture trustee nor the noteholders may declare an event of default under the indenture. So long as an insurer event of default has not occurred and is continuing, an event of default will occur only upon delivery by the insurer to the indenture trustee of notice of the occurrence of certain events of default under the insurance agreement. If a default occurs under the indenture (so long as an insurer default has not occurred and is continuing), the insurer will have the right, but not the obligation, to cause the sale, in whole or in part, of the motor vehicle loans and the other assets of the trust, which will result in a prepayment, in whole or in part, of the notes in advance of their maturity dates. Following the occurrence of an event of default, the indenture trustee will continue to submit claims under the insurance policy as necessary to enable the issuer to continue to make payments on the notes in accordance with the terms of the indenture on each payment date. Following the occurrence of an event of default, however, the insurer may elect, in its sole discretion, to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is at least equal to the rate of return on your notes.

POTENTIAL LOSSES ON YOUR NOTES DUE TO GEOGRAPHIC CONCENTRATION OF MOTOR VEHICLE LOANS

         Economic conditions in the states where the obligors under the motor vehicle loans reside may affect the delinquency, loan loss and repossession experience of the issuer with respect to the motor vehicle loans. Based on the principal balance of the initial pool of motor vehicle loans as of December 1, 2000, 17.94% of the motor vehicle loans were originated in California, 11.44% in Texas, 5.37% in Florida and 5.02% in New York. No other states have concentrations in excess of 5%. Accordingly, adverse economic conditions or other factors affecting California, Texas, Florida or New York could have an especially significant impact on the delinquency, loan loss or repossession experience of the issuer and may adversely affect the timing and amount of payment of principal and interest on your notes.

RISK OF RECHARACTERIZATION OF TRUE SALE AS A PLEDGE

         The originator warrants to the transferor in the sale and servicing agreement that the sale and contribution of the motor vehicle loans by it to the transferor is a valid sale and contribution of the motor vehicle loans to the transferor. In addition, pursuant to the sale and servicing agreement, the originator and the transferor have agreed to treat the transactions described herein as a sale and contribution of such motor vehicle loans to the transferor, and the originator will take all actions that are required under applicable law to perfect the transferor's ownership interest in the motor vehicle loans. Notwithstanding the foregoing, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the originator or the originator itself as debtor-in-possession were to take the position that the sale and contribution of motor vehicle loans from the originator to the transferor should be recharacterized as a pledge of such motor vehicle loans to secure a borrowing from the originator, then delays in payments of collections of motor vehicle loans could occur or (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

         It is possible that the risk of recharacterization of the transfer between the originator and the transferor may be increased by the fact that, for accounting purposes, the transferor will treat the notes as debt and the transfer of the motor vehicle loans from the transferor to the depositor as a pledge rather than a sale and contribution.

         If the transfer of motor vehicle loans to the transferor were respected as a sale and contribution, the motor vehicle loans would not be part of the originator's bankruptcy estate and would not be available to the originator's unsecured creditors.

         In addition, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or the originator itself were to request a court to order that the originator should be substantively consolidated with the transferor, delays in payments on the notes could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or the originator, reductions in such payments could result.

                                    THE TRUST

LIMITED PURPOSES AND LIMITED ASSETS

         ML Asset Backed Corporation, as Depositor, will establish the PeopleFirst.com Vehicle Receivables Owner Trust 2000-2 (the "TRUST" or the "ISSUER"), a Delaware business trust, pursuant to a trust agreement dated as of December 1, 2000 (the "OWNER TRUST AGREEMENT") between the Depositor and Wilmington Trust Company, as the owner trustee. The Trust will not engage in any activity other than:

         -      acquiring, holding and managing the assets of the Trust Fund;

         - issuing the Notes and the Certificates to finance its acquisition of its interest in the Trust Fund;

         -      making payments on the Notes and the Certificates; and

         - engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.


GENERAL

         The Trust's principal offices are in Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "-- The Owner Trustee."

CAPITALIZATION OF THE ISSUER

         The Notes and Certificates issued by the Trust on December __, 2000 (the "CLOSING DATE") will consist of:


                Class                            Principal Amount
                -----                            ----------------
           CLASS A-1 NOTES                        $   73,899,000
           CLASS A-2 NOTES                        $  200,000,000
           CLASS A-3 NOTES                        $  107,000,000
           CLASS A-4 NOTES                        $  144,101,000
           CERTIFICATES                           $    9,351,145
                                                  --------------
                TOTAL                             $  534,351,145
                                                  ==============

        The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are collectively referred to herein as the "NOTES."

THE OWNER TRUSTEE

        Wilmington Trust Company is the Owner Trustee (in such capacity, the "OWNER TRUSTEE") under the Owner Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices where information can be obtained relating to the Issuer and the Certificates are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Originator, the Transferor, the Depositor and their respective affiliates may maintain general commercial banking relations with the Owner Trustee and its affiliates.

THE INDENTURE TRUSTEE

        Wells Fargo Bank Minnesota, National Association is the Indenture Trustee (in such capacity, the "INDENTURE TRUSTEE") under the Indenture. Wells Fargo Bank Minnesota, National Association is a national banking association and its principal offices are located at Wells Fargo Center, Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479. The Originator, the Transferor, the Depositor, the Custodian and their respective affiliates may maintain general commercial banking relations with the Indenture Trustee and its affiliates.

                                 THE TRUST FUND

         The property of the Issuer (the "TRUST FUND") will include, among other things, the following:

                  (1) motor vehicle loans transferred to the Issuer on the Closing Date (the "INITIAL RECEIVABLES") or transferred to the Issuer from time to time after the Closing Date and on or prior to February 15, 2001 (the "SUBSEQUENT RECEIVABLES"; and together with the Initial Receivables, the "RECEIVABLES"), in each case secured by new and used automobiles, light duty trucks, vans and motorcycles financed thereby (each, a "FINANCED VEHICLE");

                  (2) all payments due on or received under the Initial Receivables after the beginning of business on December 1, 2000 (the "INITIAL CUT-OFF DATE") and under the Subsequent Receivables after the respective dates designated by the Transferor from time to time as subsequent cut-off dates (each, a "SUBSEQUENT CUT-OFF DATE");

                  (3) such amounts as from time to time may be held in the Collection Account, the Note Distribution Account, the Pre-Funding Account and the Capitalized Interest Account;

                  (4) an assignment of the security interests of PeopleFirst Finance, LLC ("PEOPLEFIRST") in the Financed Vehicles;

                  (5) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

                  (6) the receivable file related to each Receivable;

                  (7) all rights under any service contracts relating to the motor vehicle loans for the repair of a Financed Vehicle including any extended warranties; and

                  (8) certain other rights under the Receivables Transfer and Servicing Agreements (all of the foregoing being the "TRUST FUND").

         The Trust Fund will also include an assignment of the Transferor's rights against the Originator and the Depositor's rights against the Transferor and the Originator under the Sale and Servicing Agreement upon the occurrence of certain breaches of representations and warranties.

         The Receivables were originated by PeopleFirst in the ordinary course of business pursuant to its underwriting criteria. All of the Receivables will be acquired by the

Transferor from PeopleFirst, and will be transferred from the Transferor to the Depositor and from the Depositor to the Issuer in accordance with the Sale and Servicing Agreement. The Subsequent Receivables will be acquired by the Transferor from PeopleFirst and will be transferred from the Transferor to the Depositor and from the Depositor to the Issuer in accordance with the Sale and Servicing Agreement and one or more subsequent transfer agreements (each, a "SUBSEQUENT TRANSFER AGREEMENT").

         Pursuant to the Indenture, the Issuer will grant a security interest in the Trust Fund in favor of the Indenture Trustee on behalf of the Noteholders.

                              THE RECEIVABLES POOL

ELIGIBILITY CRITERIA

         The Receivables were originated by the Originator in the ordinary course of its business. The pool of Receivables (the "RECEIVABLES POOL") will consist of the Initial Receivables acquired by the Issuer as of the Initial Cut-off Date and the Subsequent Receivables acquired by the Issuer as of the related Subsequent Cut-off Dates. The Initial Receivables have been selected, and the Subsequent Receivables will be selected, from the motor vehicle loan portfolio of the Originator for inclusion in the Receivables Pool and will fulfill certain criteria, including the following:

                  (a) each Receivable has an annual percentage rate ("APR") of at least 7.00%;

                  (b) each Receivable as of the related Cut-off Date, was not more than 30 days past due;

                  (c) each Receivable has a scheduled maturity not later than March 31, 2007;

                  (d) no Receivable was subject to a force-placed physical damage insurance policy on the related Financed Vehicle; and

                  (e) each Receivable had an original term to stated maturity of not more than 72 months. No selection criteria or procedures believed by the Originator or the Transferor to be adverse to the Insurer, the Noteholders or the Certificateholders were used in selecting the Receivables.

SUBSEQUENT RECEIVABLES

        During the Pre-Funding Period, the Transferor is obligated to acquire from the Originator and to transfer to the Depositor the Subsequent Receivables, which will then be transferred to the Issuer, on each Subsequent Transfer Date. The aggregate Principal Balance of the Subsequent Receivables is anticipated by the Originator to equal approximately

$115,849,218.47. In connection with each transfer of Subsequent Receivables, the Issuer will be required to pay to the Depositor a cash acquisition price equal to 100% of the outstanding Principal Balance of the Subsequent Receivables as of their Subsequent Cut-off Dates less required deposits to the Reserve Account, which price the Depositor will pay to the Transferor and the Transferor in turn will pay to the Originator. At this agreed upon acquisition price, the Initial Pre-Funded Amount will be sufficient to acquire the entire $115,849,218.47 aggregate Principal Balance of Subsequent Receivables that the Originator anticipates will be transferred to the Transferor. The acquisition price will be withdrawn from the Pre-Funding Account and paid to the Depositor for further payment to the Transferor and the Originator as described above.

         Any transfer of Subsequent Receivables is subject to the following conditions, among others: (i) each such Subsequent Receivable and the related Financed Vehicle will satisfy the eligibility criteria specified in clauses (a) through (e) under "Eligibility Criteria" above as of the related Subsequent Cut-off Date; (ii) the Insurer (so long as no Insurer Default has occurred and is continuing) will have approved in its absolute and sole discretion the transfer of such Subsequent Receivables to the Issuer; (iii) neither the Originator nor the Transferor will have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Insurer, the Certificateholders or the Noteholders; (iv) the Originator will have delivered certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Receivables; (v) Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S," and together with S&P, the "RATING AGENCIES"), confirm that the ratings on the Notes have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Issuer; (vi) no Event of Default under the Indenture will have occurred and be continuing; and (vii) not more than 10% of the Pool Balance will have Obligors whose mailing addresses are in any one state other than California or Texas unless an Opinion of Counsel acceptable to the Rating Agencies and the Insurer with respect to the security interest in the related Financed Vehicles is furnished by the Transferor on or prior to such Subsequent Transfer Date.

         Except for the criteria described in the preceding paragraphs, there are no additional required characteristics for the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust, including the composition of the Receivables, the distribution by APR, the geographic distribution and the distribution by remaining term described in the following tables, may vary from those of the Initial Receivables.

POOL COMPOSITION

         Set forth in the following tables is information concerning the composition of the Receivables Pool, distribution by remaining Principal Balance, distribution by geographic location, distribution by APR, distribution by original term to stated maturity, distribution by remaining amortization term and distribution by loan purpose of the Initial Receivables to be assigned to the Issuer as of the Initial Cut-off Date.

                     COMPOSITION OF THE INITIAL RECEIVABLES
                         AS OF THE INITIAL CUT-OFF DATE

        Aggregate Principal Balance.............................................................$418,501,926.53
        Number of Receivables............................................................................24,054
        Average Principal Balance....................................................................$17,398.43
           (Range).....................................................................$1,153.58 to $149,000.00
        Average Original Amount Financed.............................................................$18,160.89
           (Range).....................................................................$4,500.00 to $149,000.00
        Weighted Average APR.............................................................................8.437%
           (Range)............................................................................7.040% to 11.990%
        Weighted Average Original Term to Stated Maturity..........................................55.06 months
           (Range)..............................................................................12 to 72 months
        Weighted Average Remaining Amortization Term...............................................52.64 months
           (Range).............................................................................. 4 to 72 months



               DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE
               INITIAL RECEIVABLES AS OF THE INITIAL CUT-OFF DATE


                                                                                                 Percentage of
                                                  Number of             Aggregate                  Aggregate
    Range of Remaining Principal Balances        Receivables        Principal Balance        Principal Balance (1)
    -------------------------------------        -----------       -------------------       ---------------------
$0.00 to $ 5,000.00..........................          45            $      156,931.96                  0.04%
$5,000.01 to $10,000.00 .....................       4,593                38,502,477.63                  9.20
$10,000.01 to $15,000.00.....................       6,506                82,613,129.66                 19.74
$15,000.01 to $20,000.00.....................       5,765               101,471,737.74                 24.25
$20,000.01 to $25,000.00.....................       3,624                81,553,425.15                 19.49
$25,000.01 to $30,000.00.....................       1,869                51,384,710.57                 12.28
$30,000.01 to $35,000.00.....................         848                27,603,842.56                  6.60
$35,000.01 to $40,000.00.....................         394                14,747,180.33                  3.52
$40,000.01 to $45,000.00.....................         165                 6,985,946.75                  1.67
$45,000.01 to $50,000.00.....................         115                 5,481,077.64                  1.31
$50,000.01 to $55,000.00.....................          47                 2,475,804.15                  0.59
$55,000.01 to $60,000.00.....................          26                 1,502,767.67                  0.36
$60,000.01 to $65,000.00.....................          16                 1,002,591.00                  0.24
$65,000.01 to $70,000.00.....................          14                   945,237.08                  0.23
$70,000.01 to $75,000.00.....................          24                 1,764,837.75                  0.42
Greater than  $75,000.00.....................           3                   310,228.89                  0.07
                                                   ------            -----------------                ------
        Total................................      24,054            $  418,501,926.53                100.00%
                                                   ======            =================                ======

----------------
(1)  Percentages may not add to 100.00% due to rounding.

               GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES
                         AS OF THE INITIAL CUT-OFF DATE


                                                                                            Percentage of
                                                  Number of            Aggregate              Aggregate
State (1)                                        Receivables       Principal Balance     Principal Balance (2)
---------                                        -----------       -----------------     ---------------------
Alabama...................................             272         $   4,573,870.69                1.09%
Alaska....................................              33               608,896.13                0.15
Arizona...................................             480             9,319,852.67                2.23
Arkansas..................................             204             3,209,585.91                0.77
California................................           3,978            75,067,624.90               17.94
Colorado..................................             563             9,785,472.94                2.34
Connecticut...............................             436             7,045,084.73                1.68
Delaware..................................             118             2,043,080.27                0.49
District of Columbia......................              56             1,060,079.83                0.25
Florida...................................           1,309            22,467,860.62                5.37
Georgia...................................           1,030            18,325,885.44                4.38
Hawaii....................................              60             1,073,833.31                0.26
Idaho.....................................              88             1,297,503.48                0.31
Illinois..................................           1,005            17,602,698.50                4.21
Indiana...................................             375             5,635,200.18                1.35
Iowa......................................             135             2,165,308.29                0.52
Kansas....................................             240             3,857,245.69                0.92
Kentucky..................................             188             2,945,553.79                0.70
Louisiana.................................             193             3,479,604.46                0.83
Maine.....................................              54               800,401.09                0.19
Maryland..................................             643            11,699,171.05                2.80
Massachusetts.............................             676            10,909,249.36                2.61
Michigan..................................             555             8,852,506.76                2.12
Minnesota.................................             399             6,666,131.62                1.59
Mississippi...............................             100             1,751,419.28                0.42
Missouri..................................             362             5,499,508.74                1.31
Montana...................................              67             1,048,288.20                0.25
Nebraska..................................             109             1,744,906.06                0.42
Nevada....................................             163             2,962,400.86                0.71
New Jersey................................             721            15,083,248.64                3.60
New Mexico................................             149             2,467,985.74                0.59
New York..................................           1,244            21,015,481.86                5.02
North Carolina............................             680            10,989,295.14                2.63
Ohio......................................             821            12,977,364.61                3.10
Oklahoma..................................             184             2,742,599.08                0.66
Oregon....................................             294             4,939,006.22                1.18
Pennsylvania..............................           1,048            16,632,803.19                3.97
Rhode Island..............................              62               861,861.46                0.21
South Carolina............................             181             2,866,713.46                0.68
South Dakota..............................              16               223,109.04                0.05
Tennessee.................................             293             4,932,734.64                1.18
Texas.....................................           2,578            47,867,214.26               11.44
Utah......................................              92             1,558,210.71                0.37
Vermont...................................              62               873,249.98                0.21
Virginia..................................             806            13,315,333.15                3.18
Washington................................             504             9,042,672.34                2.16
West Virginia.............................              71             1,123,589.66                0.27
Wisconsin.................................             333             5,073,593.45                1.21
Wyoming...................................              24               417,635.05                0.10
                                                    ------         ----------------              ------
        Total.............................          24,054         $ 418,501,926.53              100.00%
                                                    ======         ================              ======


-------------------------
(1)   Based on mailing addresses of the Obligors as of the date of origination.
(2)   Percentages may not add to 100.00% due to rounding.

                  DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE
               INITIAL RECEIVABLES AS OF THE INITIAL CUT-OFF DATE


                                                                                                  Percentage of
                                                Number of              Aggregate                    Aggregate
Range of Annual Percentage Rates               Receivables         Principal Balance          Principal Balance (1)
--------------------------------               -----------         -----------------          ---------------------
7.001% to 7.250%.......................               31           $      587,917.39                      0.14%
7.251% to 7.500%.......................            1,752               33,466,833.25                      8.00
7.501% to 7.750%.......................              444                9,750,029.86                      2.33
7.751% to 8.000%.......................            6,258              133,268,252.17                     31.84
8.001% to 8.250%.......................            1,501               30,352,437.82                      7.25
8.251% to 8.500%.......................            1,868               26,358,152.02                      6.30
8.501% to 8.750%.......................            5,857               92,166,592.49                     22.02
8.751% to 9.000%.......................            1,457               18,488,332.72                      4.42
9.001% to 9.250%.......................            2,389               37,755,832.86                      9.02
9.251% to 9.500%.......................              886               11,604,412.63                      2.77
9.501% to 9.750%.......................              347                4,986,920.89                      1.19
9.751% to 10.000%......................              794               13,221,316.18                      3.16
10.001% to 10.250%.....................               21                  279,630.93                      0.07
10.251% to 10.500%.....................              193                3,254,634.67                      0.78
10.501% to 10.750%.....................                7                   93,544.13                      0.02
10.751% to 11.000%.....................              102                1,307,107.51                      0.31
11.001% to 11.250%.....................                3                   38,514.59                      0.01
11.251% to 11.500%.....................              103                1,102,802.03                      0.26
11.501% to 11.750%.....................                4                   44,357.86                      0.01
11.751% to 12.000%.....................               37                  374,304.53                      0.09
                                                  ------           -----------------                    ------
        Total..........................           24,054           $  418,501,926.53                    100.00%
                                                  ======           =================                    ======

----------------
(1)  Percentages may not add to 100.00% due to rounding.



             DISTRIBUTION BY ORIGINAL TERM TO STATED MATURITY OF THE
               INITIAL RECEIVABLES AS OF THE INITIAL CUT-OFF DATE


                                                                                             Percentage of
                                          Number of                 Aggregate                  Aggregate
Range of Original Terms                  Receivables            Principal Balance        Principal Balance (1)
-----------------------                  -----------            -----------------        ---------------------
6 to 12 Months.....................             45              $      585,027.15               0.14%
13 to 18 Months....................             23                     262,276.93               0.06
19 to 24 Months....................            355                   4,264,861.35               1.02
25 to 30 Months....................             74                     803,702.47               0.19
31 to 36 Months....................          4,013                  58,241,816.78              13.92
37 to 42 Months....................            153                   1,885,629.39               0.45
43 to 48 Months....................          4,613                  68,597,268.13              16.39
49 to 54 Months....................            144                   2,146,030.63               0.51
55 to 60 Months....................         12,810                 242,898,742.77              58.04
61 to 66 Months....................            346                   7,088,890.13               1.69
67 to 72 Months....................          1,478                  31,727,680.80               7.58
                                            ------              -----------------             ------
        Total     .................         24,054              $  418,501,926.53             100.00%
                                            ======              =================             ======


----------------
(1)  Percentages may not add to 100.00% due to rounding.

               DISTRIBUTION BY REMAINING AMORTIZATION TERM OF THE
               INITIAL RECEIVABLES AS OF THE INITIAL CUT-OFF DATE


                                                                                                   Percentage of
                                                   Number of              Aggregate                  Aggregate
Range of Remaining Terms                          Receivables         Principal Balance        Principal Balance (1)
------------------------                          -----------         -----------------        ---------------------
4 to 12 Months..............................            76             $     740,489.12               0.18%
13 to 18 Months.............................            66                   614,872.62               0.15
19 to 24 Months.............................           375                 4,478,303.46               1.07
25 to 30 Months.............................           218                 2,522,641.70               0.60
31 to 36 Months.............................         3,881                56,815,067.02              13.58
37 to 42 Months.............................           296                 3,846,458.12               0.92
43 to 48 Months.............................         4,487                67,176,142.61              16.05
49 to 54 Months.............................           535                 9,124,317.54               2.18
55 to 60 Months.............................        12,318               234,722,417.31              56.09
61 to 66 Months.............................           370                 7,546,511.64               1.80
67 to 72 Months.............................         1,432                30,914,705.39               7.39
                                                    ------             ----------------             ------
        Total...............................        24,054             $ 418,501,926.53             100.00%
                                                    ======             ================             ======


----------------
(1)  Percentages may not add to 100.00% due to rounding.




             DISTRIBUTION OF THE INITIAL RECEIVABLES BY LOAN PURPOSE
                         AS OF THE INITIAL CUT-OFF DATE


                                                                                                         Percentage of
                                                       Number of               Aggregate                   Aggregate
Loan Purpose                                          Receivables          Principal Balance         Principal Balance (1)
------------                                          -----------          -----------------         ---------------------
New Motor Vehicle Purchase                               10,255            $  218,034,316.48                  52.10%
Used Motor Vehicle Purchase ................              9,540               138,072,641.11                  32.99
Refinance of Existing Motor Vehicle Loan....              2,038                33,084,556.21                   7.91
Lease Buyout (2)............................              1,147                17,211,817.86                   4.11
New Motorcycle Purchase.....................                749                 8,527,522.64                   2.04
Used Motorcycle Purchase ...................                272                 2,928,332.79                   0.70
Refinance of Existing Motorcycle Loan ......                 53                   642,739.44                   0.15
                                                         ------            -----------------                 ------
        Total...............................             24,054            $  418,501,926.53                 100.00%
                                                         ======            =================                 ======


----------------
(1)  Percentages may not add to 100.00% due to rounding.
(2)  Excludes motorcycles.

                                 THE TRANSFEROR

        PF Funding II, LLC (the "TRANSFEROR"), is organized as a Delaware limited liability company and is wholly-owned by PeopleFirst. The Transferor was organized for limited purposes, which include transferring receivables sold or contributed to it by PeopleFirst to the Depositor and any activities incidental to and necessary or convenient for the accomplishment of such purpose. The principal executive offices of the Transferor are located at 401 West A Street, Suite 1000, San Diego, California, 92101, and its telephone number is (619) 232-5660.


                                 THE DEPOSITOR

        The Depositor was incorporated in the State of Delaware on September 22, 1987. The depositor is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower - 10th Floor, New York, New York 10281-1310. Its telephone number is (212) 449-0336.

        The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and transferring assets to such trusts. Neither the depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the securities.


                     THE ORIGINATOR, SERVICER AND CUSTODIAN

        PeopleFirst Finance, LLC, a California limited liability company ("PEOPLEFIRST" or in its capacity as originator of the Receivables, the "ORIGINATOR" or, in its capacity as servicer of the Receivables, the "SERVICER" or, in its capacity as custodian, the "CUSTODIAN"), was formed in January 1995. Its executive offices are located at 401 West A Street, Suite 1000, San Diego, California 92101, and its telephone number is (619) 232-5660.


GENERAL

        PeopleFirst is a wholly-owned subsidiary of PeopleFirst.com, Inc. On September 15, 2000, PeopleFirst.com, Inc. acquired all of the issued and outstanding capital stock of giggo.com, an online motor vehicle lender, from an affiliate of DaimlerChrysler AG in exchange for the transfer to such affiliate of an equity interest in PeopleFirst.com, Inc. of approximately 23%, plus warrants to purchase additional shares of authorized but unissued common stock in PeopleFirst.com, Inc.

        PeopleFirst is a motor vehicle lender engaged in the direct financing of motor vehicle purchases (new and used motor vehicles, refinancing and lease buyouts from other financial institutions) by individuals with credit histories that satisfy its underwriting criteria. This market segment is comprised of individuals who PeopleFirst believes present acceptable credit risks due to various factors, including the manner in which they have handled previous credit, the extent of their prior credit history and/or the extent of their financial resources. PeopleFirst loans are designed for use (x) at any franchised new motor vehicle dealership, and independent used motor vehicle dealers approved by PeopleFirst (collectively, "DEALERS") for purchases of new and used motor vehicles, (y) for the refinance of existing motor vehicle loans or motor vehicle lease buy-outs and (z) with individuals under the Person to Person Program (described below) for purchases of used motor vehicles, in certain states within the United States.

        Earlier this year, PeopleFirst launched a new lending program (the "PERSON TO PERSON PROGRAM"). Under the Person to Person Program, PeopleFirst provides financing to approved borrowers for the purchase of used vehicles from individuals, rather than from motor vehicle dealers. Under an agreement between PeopleFirst and Mailboxes, Etc., closings are conducted at an office of MailBoxes, Etc. and employees of MailBoxes, Etc. are required to collect identification documents for the borrower and the seller and vehicle title documents. The collected documents are faxed to PeopleFirst for final approval of the loan. If there is an existing lien on the vehicle, release of the lien is a required condition of the closing.

        PeopleFirst serves as a direct source of financing for consumers by offering them a convenient, highly automated, internet-based product at competitive interest rates. PeopleFirst lends to borrowers residing in 48 states and the District of Columbia; however, PeopleFirst may from time to time determine to commence business in additional states or cease doing business in any state in which it currently does business.

        All PeopleFirst vehicle loans are fully amortizing simple interest loans that provide for equal payments generally over the term of the loan (12 to 72 months) except the final payment which may be different. The portions of such payments allocable to principal and interest are, for payoff and deficiency purposes, determined by a "simple interest" method. See "THE RECEIVABLES POOLS" in the prospectus.

ORIGINATION PROCESS AND CREDIT EVALUATION PROCEDURES

        PeopleFirst has developed procedures and controls to investigate and analyze each credit applicant in an effort to eliminate those applicants whose credit characteristics indicate an unacceptably high probability of loss and to extend loans to applicants with good credit histories. These procedures include an investigation, verification, and evaluation of credit bureau reports as well as the general credit information provided by the applicant. Applications received over the internet are completed by the applicant. For other applications, a customer service representative inputs application data. Upon submission by a customer of an application, PeopleFirst completes a series of procedures designed (i) to substantiate the accuracy of information critical to PeopleFirst's credit decision and (ii) to confirm that any documentation required complies with PeopleFirst's underwriting criteria.

        The credit evaluation procedures include an evaluation of an individual's application, credit bureau report and a Fair, Isaac National Automotive Industry Market Score ("FICO SCORE"); although FICO Scores are used in the evaluation process, a high FICO Score by itself is not necessarily predictive of good credit performance. Any applicant with an unacceptably high probability of default, or whose credit experience is too limited for PeopleFirst to assess the probability of performance, is declined. PeopleFirst may also require verification of certain applicant information prior to making its final credit decision, including further documentation regarding: employment, income, collateral and other assets. This verification process in many instances requires submission of supporting documentation by the applicant and is performed by PeopleFirst personnel.

        The credit decision may be (i) to approve the application, (ii) approve the application with certain information verification, (iii) to approve for a lower amount than requested by the application (counteroffer), or (iv) to decline the application. The underwriter documents the decision and the applicant is notified by electronic mail and/or telephonically for a declined application and telephonically for all approved applications.

        Upon approval of an Obligor's application for a motor vehicle loan, PeopleFirst mails or sends by overnight mail, a note and security agreement to the Obligor that is attached to a perforated check drawn on the Originator and payable through the Originator's bank. The Obligor signs the check, which serves as the signature for the note and the security agreement, but is not required to sign the note or the security agreement. The Obligor purchases the motor vehicle from the dealer or an individual under the Person to Person Program using the check. The check is payable to any franchised new motor vehicle dealer or other authorized new or used motor vehicle dealer or in the case of refinancing or lease buy out, to a broker or finance lender, or to an individual under the Person to Person Program in an amount between $7,500 (in most states) and the maximum approved loan amount. The check is valid for 45 days, after which it expires if unused. However, the Obligor may receive a new check (at the then existing interest rate) for an additional 45 days without having to reapply.

        Upon purchase of a motor vehicle by the customer, the terms of the note and security agreement grant to PeopleFirst a security interest in the Financed Vehicle and require the Obligor to have the Servicer noted as lien holder on the certificate of title for the motor vehicle. In California and certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. Restrictive endorsement language on the check also obligates the dealer or existing lienholder to note the Servicer as lienholder.

        The note and security agreement also requires that the Obligor arrange standard comprehensive and collision insurance for the motor vehicle and name the Servicer as loss payee on the policy. However, the Servicer does not require the Obligor to provide evidence that the appropriate insurance policy is in place.

LOSS EXPOSURE MANAGEMENT

        Evaluating the degree of exposure to the lender in any transaction is a function of (i) determining the customer's intent to pay and (ii) determining the customer's ability to pay. PeopleFirst seeks to control loss exposure by
(i) analysis of the applicant's credit history and (ii) determining whether the applicant has sufficient disposable income to meet existing obligations, including the obligation resulting from the proposed transaction.

CONTRACT PROCESSING, PURCHASE, SERVICING AND ADMINISTRATION

        Upon the purchase of a motor vehicle by a customer with a PeopleFirst check, PeopleFirst delivers a welcome package to the customer. The welcome package includes an initial acknowledgment of the loan, material that completes the disclosure of the final terms of the loan, and a form and instructions to the applicant on how to complete the autodebit payment setup procedure (if selected). This welcome package is mailed the day the customer's check is funded.

        PeopleFirst performs all primary collection functions for the contracts in its portfolio of serviced receivables (the "SERVICED PORTFOLIO"). In its servicing activities, PeopleFirst (i) collects payments; (ii) accounts for and posts all payments received; (iii) responds to borrower inquiries; (iv) takes all necessary action to maintain the security interest granted in the financed vehicle; (v) investigates delinquencies and communicates with the borrower to obtain timely payments, and (vi) if necessary, repossesses and disposes of the financed vehicle.

        For the majority of the customers, collections are accomplished through an automated debit of the customer's checking or savings account for all monthly payments. For the small volume of "invoice" customers, PeopleFirst uses a monthly billing system that includes an invoice, statement and postage paid envelope.

        PeopleFirst contacts borrowers for first payment delinquencies commencing five days after the borrower's due date and ten days after the due date for other payments continuing weekly until payment has been received. In certain circumstances, delinquent loans are turned over to the Servicer's outside collection agency.

DELINQUENCY CONTROL AND COLLECTION STRATEGY

        PeopleFirst's management generally reviews any account that becomes twelve (12) days delinquent to assess the collection effort to date and to refine, if necessary, the collection strategy. PeopleFirst customer service personnel, together with senior management, generally will design a collection strategy that includes a specific deadline within which the obligation must be collected. Accounts that have not been collected during such periods are again reviewed, and, unless there are specific circumstances which warrant further collection efforts, the Servicer will seek repossession and liquidation of the Financed Vehicle or assign the account to the Servicer's outside agency for collection and possible repossession of the Financed Vehicle. Repossessed motor vehicles are generally resold by PeopleFirst through its outside collection agency and/or repossession agent. Regardless of the actions taken or circumstances of a specific delinquent account, generally any account that reaches 90 days delinquent is charged-off and either the Servicer or the Servicer's outside collection agency, subject to legal limitation, seeks repossession and liquidation of the Financed Vehicle and recovery from the borrower of any deficiency.

DELINQUENCY AND LOSS EXPERIENCE

        PeopleFirst began its operations in September 1997. The table below sets forth, as of the end of the periods indicated, the delinquency and loss experience of PeopleFirst pertaining to its managed new and used automobile, light duty truck, van and motorcycle receivables portfolio, including those receivables previously financed in motor vehicle loan securitization transactions which the servicer continues to service. Although the statistical performance, based on the limited delinquency and net loss experience of the receivables portfolio of PeopleFirst, may be comparable to the receivables portfolios of major motor vehicle manufacturers, the actual experience of the portfolio may be adversely affected by rapid growth of PeopleFirst's business and the relative lack of seasoning of the receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.


                             DELINQUENCY EXPERIENCE

                                                         At September 30,                   At December 31,
                                                      -------------------------------------------------------------

                                                        2000       1999     1998           1999      1998      1997
                                                       -----      -----   ------           ----      ----     -----
Number of Loans Outstanding                           35,459      8,274    2,039         11,848     3,055        59
Delinquencies as a Percentage of Loans (1)
    31-60 Days                                         0.02%      0.05%    0.00%          0.05%     0.00%     0.00%
    61-90 Days                                         0.01%      0.00%    0.00%          0.00%     0.00%     0.00%
    Over 90 Days                                       0.01%      0.00%    0.00%          0.00%     0.00%     0.00%


(1) Calculated as the number of delinquencies at the end of the period divided by the number of loans outstanding at the end of the period.

                      NET LOSS AND REPOSSESSION EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                         Nine Months Ended                Twelve Months Ended
                                                           September 30,                     December 31,
                                                    -------------------------------   -----------------------------
                                                         2000       1999      1998          1999      1998     1997
                                                         ----       ----      ----          ----      ----     ----
Average Number of Loans Outstanding (1)                23,654      5,665     1,049         7,452     1,557       30
Average Principal Amount Outstanding (1)             $391,578    $96,484   $18,319      $126,372   $26,813     $578
Number of Repossessions                                     9          2         0             2         0        0
Number of Repossessions as a Percent of
Average Number of Loans Outstanding (3)                 0.05%      0.05%     0.00%         0.03%     0.00%    0.00%
Principal Amount of Repossessions as a Percent
of Average Principal Amount Outstanding (3)             0.08%      0.07%     0.00%         0.04%     0.00%    0.00%
Net Losses for the Period Ended                         $ 277        $38        $0           $38        $0       $1
Net Losses as a Percent of Average Principal            0.09%      0.05%     0.00%         0.03%     0.00%    0.17%
Amount Outstanding (2)(3)

-----------------------

(1) Averages are calculated based on beginning and end of period balances.
(2) "Net Losses" are equal to the aggregate balance for all contracts which are determined to be uncollectible in the period less any recoveries on contracts in the period or any prior periods excluding expenses associated with collection, repossession and disposition of the motor vehicle.
(3) Percentages have been annualized for the nine months ended September 30 and are not necessarily indicative of the experience for the entire year.

                      COMPUTING YOUR PORTION OF THE AMOUNT
                    OUTSTANDING ON THE NOTES OR CERTIFICATES

        The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the Notes or Certificates. See "Pool Factors and Trading Information" in the prospectus.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

        Information regarding certain maturity and prepayment considerations with respect to the Notes and Certificates is set forth under "Risk Factors --Prepayments on the motor vehicle loans will cause prepayments on the notes resulting in reinvestment risk to you" and "--Prepayments on the motor vehicle loans may affect your yield on your notes" in the prospectus supplement and "Risk Factors--Prepayments on the receivables may adversely affect the average life of and rate of return on your securities" and "Maturity and Prepayment Considerations" in the prospectus. No principal payments on any class of Notes will be made until all Notes with lower class designations have been paid in full. For example, no payments on the Class A-4 Notes will be made until the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full. See "Description of the Notes -- Payments of Principal." As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes could occur significantly earlier than the applicable Final Scheduled Payment Date for such class. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders. It is expected that final payment of each class of Notes will occur on or prior to the

Final Scheduled Payment Date for such class. However, if sufficient funds are not available to pay the Notes of any class in full on or prior to the applicable Final Scheduled Payment Date, the final payment of such class of Notes would occur later than such date.

        Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

        The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (together, the "ABS TABLE") have been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that
(i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iii) payments on the Notes are made on each Payment Date (and each such date is assumed to be the 15th day of each applicable month); (iv) the Transferor exercises its option to purchase the Receivables at the earliest date; (v) the amount deposited into the Pre-Funding Account on the Closing Date is applied in its entirety to the purchase of Receivables transferred to the Issuer during the Pre-Funding Period and to make related deposits to the Reserve Account on January 15, 2001; (vi) the closing date is December 15, 2000 and
(vii) the weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

        The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining amortization term.


                                                 ORIGINAL TERM            REMAINING
                   AGGREGATE                       TO STATED            AMORTIZATION
                   PRINCIPAL                        MATURITY                TERM              CUT-OFF
                   ---------
POOL               BALANCE($)      APR (%)        (IN MONTHS)            (IN MONTHS)            DATE
----               ----------      -------        -----------            -----------            ----
1 ........       5,833,665.20        8.040            25                     20            December 1, 2000
2 ........      59,337,708.72        7.996            36                     34            December 1, 2000
3.........      71,022,600.73        8.480            48                     45            December 1, 2000
4.........     243,846,734.85        8.388            60                     58            December 1, 2000
5.........      38,461,217.03        9.402            71                     69            December 1, 2000
6.........       1,614,868.44        8.040            25                     25             January 1, 2001
7.........      16,425,795.79        7.996            36                     36             January 1, 2001
8.........      19,660,394.05        8.480            48                     48             January 1, 2001
9.........      67,501,370.65        8.388            60                     60             January 1, 2001
10........      10,646,789.54        9.402            71                     71             January 1, 2001


        The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivable will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes.

        The following ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

 PERCENT OF INITIAL CLASS A-1 NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


PAYMENT DATE                                       0.50%         1.00%         1.50%         1.70%         2.00%
------------                                       -----         -----         -----         -----         -----

Closing Date...........................           100.00        100.00        100.00        100.00        100.00
January 15, 2001.......................            87.89         85.06         82.17         80.99         79.21
February 15, 2001......................            72.62         66.30         59.86         57.24         53.28
March 15, 2001.........................            57.39         47.70         37.83         33.83         27.77
April 15, 2001.........................            42.19         29.27         16.09         10.76          2.67
May 15, 2001...........................            27.03         10.99          0.00          0.00          0.00
June 15, 2001..........................            11.92          0.00          0.00          0.00          0.00
July 15, 2001..........................             0.00          0.00          0.00          0.00          0.00
                                                    ----          ----          ----          ----          ----

Weighted Average Life (years)(1)                    0.33          0.28          0.25          0.24          0.22
Weighted Average Life (years)(2)                    0.33          0.28          0.25          0.24          0.22

------------------


(1) This calculation assumes that the Transferor exercises its option to purchase the Receivables.

(2) This calculation assumes that the Transferor does not exercise its option to purchase the Receivables.

 PERCENT OF INITIAL CLASS A-2 NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


PAYMENT DATE                                          0.50%         1.00%         1.50%         1.70%         2.00%
------------                                         -------       -------       -------       -------       -------
Closing Date...........................              100.00        100.00        100.00        100.00        100.00
January 15, 2001.......................              100.00        100.00        100.00        100.00        100.00
February 15, 2001......................              100.00        100.00        100.00        100.00        100.00
March 15, 2001.........................              100.00        100.00        100.00        100.00        100.00
April 15, 2001.........................              100.00        100.00        100.00        100.00        100.00
May 15, 2001...........................              100.00        100.00         98.02         95.58         91.87
June 15, 2001..........................              100.00         97.37         90.21         87.31         82.91
July 15, 2001..........................               98.83         90.75         82.51         79.17         74.11
August 15, 2001........................               93.28         84.18         74.92         71.16         65.48
September 15, 2001.....................               87.74         77.68         67.44         63.29         57.00
October 15, 2001.......................               82.22         71.25         60.08         55.55         48.70
November 15, 2001......................               76.71         64.88         52.83         47.95         40.56
December 15, 2001......................               71.22         58.57         45.70         40.48         32.59
January 15, 2002.......................               65.75         52.34         38.69         33.16         24.79
February 15, 2002......................               60.29         46.17         31.79         25.97         17.16
March 15, 2002.........................               54.85         40.07         25.02         18.93          9.70
April 15, 2002.........................               49.43         34.04         18.38         12.03          2.43
May 15, 2002...........................               44.03         28.08         11.85          5.28          0.00
June 15, 2002..........................               38.64         22.19          5.45          0.00          0.00
July 15, 2002..........................               33.27         16.38          0.00          0.00          0.00
August 15,  2002.......................               27.92         10.63          0.00          0.00          0.00
September 15, 2002.....................               22.73          5.08          0.00          0.00          0.00
October 15, 2002.......................               17.56          0.00          0.00          0.00          0.00
November 15, 2002......................               12.40          0.00          0.00          0.00          0.00
December 15, 2002......................                7.27          0.00          0.00          0.00          0.00
January 15, 2003.......................                2.15          0.00          0.00          0.00          0.00
February 15, 2003......................                0.00          0.00          0.00          0.00          0.00
                                                     ------        ------        ------        ------        ------

Weighted Average Life (years)(1)                       1.37          1.17          1.00          0.95          0.87
Weighted Average Life (years)(2)                       1.37          1.17          1.00          0.95          0.87


------------------

(1) This calculation assumes that the Transferor exercises its option to purchase the Receivables.
(2) This calculation assumes that the Transferor does not exercise its option to purchase the Receivables.

 PERCENT OF INITIAL CLASS A-3 NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


PAYMENT DATE                                          0.50%         1.00%         1.50%        1.70%          2.00%
------------                                         ------        -------       -------      -------        -------
Closing Date...........................              100.00        100.00        100.00        100.00        100.00
January 15, 2001.......................              100.00        100.00        100.00        100.00        100.00
February 15, 2001......................              100.00        100.00        100.00        100.00        100.00
March 15, 2001.........................              100.00        100.00        100.00        100.00        100.00
April 15, 2001.........................              100.00        100.00        100.00        100.00        100.00
May 15, 2001...........................              100.00        100.00        100.00        100.00        100.00
June 15, 2001..........................              100.00        100.00        100.00        100.00        100.00
July 15, 2001..........................              100.00        100.00        100.00        100.00        100.00
August 15, 2001........................              100.00        100.00        100.00        100.00        100.00
September 15, 2001.....................              100.00        100.00        100.00        100.00        100.00
October 15, 2001.......................              100.00        100.00        100.00        100.00        100.00
November 15, 2001......................              100.00        100.00        100.00        100.00        100.00
December 15, 2001......................              100.00        100.00        100.00        100.00        100.00
January 15, 2002.......................              100.00        100.00        100.00        100.00        100.00
February 15, 2002......................              100.00        100.00        100.00        100.00        100.00
March 15, 2002.........................              100.00        100.00        100.00        100.00        100.00
April 15, 2002.........................              100.00        100.00        100.00        100.00        100.00
May 15, 2002...........................              100.00        100.00        100.00        100.00         91.27
June 15, 2002..........................              100.00        100.00        100.00         97.52         78.34
July 15, 2002..........................              100.00        100.00         98.47         85.45         65.75
August 15, 2002........................              100.00        100.00         86.99         73.67         53.51
September 15,  2002....................              100.00        100.00         75.93         62.34         41.76
October 15, 2002.......................              100.00         99.26         65.12         51.29         30.36
November 15, 2002......................              100.00         89.16         54.54         40.52         19.30
December 15, 2002......................              100.00         79.20         44.21         30.04          8.59
January 15, 2003.......................              100.00         69.37         34.12         19.84          0.00
February 15, 2003......................               94.50         59.69         24.27          9.93          0.00
March 15, 2003.........................               85.07         50.20         14.72          0.36          0.00
April 15, 2003.........................               75.68         40.85          5.42          0.00          0.00
May 15, 2003...........................               66.33         31.65          0.00          0.00          0.00
June 15, 2003..........................               57.01         22.59          0.00          0.00          0.00
July 15, 2003..........................               47.74         13.69          0.00          0.00          0.00
August 15, 2003........................               38.51          4.93          0.00          0.00          0.00
September 15, 2003.....................               29.32          0.00          0.00          0.00          0.00
October 15, 2003.......................               20.17          0.00          0.00          0.00          0.00
November 15, 2003......................               12.54          0.00          0.00          0.00          0.00
December 15, 2003......................                4.95          0.00          0.00          0.00          0.00
January 15, 2004.......................                0.00          0.00          0.00          0.00          0.00
                                                     ------        ------        ------        ------        ------

Weighted Average Life (years)(1)                       2.61          2.30          2.00          1.89          1.74
Weighted Average Life (years)(2)                       2.61          2.30          2.00          1.89          1.74

-----------------
(1) This calculation assumes that the Transferor exercises its option to purchase the Receivables.
(2) This calculation assumes that the Transferor does not exercise its option to purchase the Receivables.

 PERCENT OF INITIAL CLASS A-4 NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


PAYMENT DATE                                          0.50%         1.00%         1.50%         1.70%         2.00%
------------                                         -------       -------       -------       -------       -------
Closing Date...........................              100.00        100.00        100.00        100.00        100.00
January 15, 2001.......................              100.00        100.00        100.00        100.00        100.00
February 15,2001.......................              100.00        100.00        100.00        100.00        100.00
March 15, 2001.........................              100.00        100.00        100.00        100.00        100.00
April 15, 2001.........................              100.00        100.00        100.00        100.00        100.00
May 15, 2001...........................              100.00        100.00        100.00        100.00        100.00
June 15, 2001..........................              100.00        100.00        100.00        100.00        100.00
July 15, 2001..........................              100.00        100.00        100.00        100.00        100.00
August 15, 2001........................              100.00        100.00        100.00        100.00        100.00
September 15, 2001.....................              100.00        100.00        100.00        100.00        100.00
October 15, 2001.......................              100.00        100.00        100.00        100.00        100.00
November 15, 2001......................              100.00        100.00        100.00        100.00        100.00
December 15, 2001......................              100.00        100.00        100.00        100.00        100.00
January 15, 2002.......................              100.00        100.00        100.00        100.00        100.00
February 15, 2002......................              100.00        100.00        100.00        100.00        100.00
March 15, 2002.........................              100.00        100.00        100.00        100.00        100.00
April 15, 2002.........................              100.00        100.00        100.00        100.00        100.00
May 15, 2002...........................              100.00        100.00        100.00        100.00        100.00
June 15, 2002..........................              100.00        100.00        100.00        100.00        100.00
July 15, 2002..........................              100.00        100.00        100.00        100.00        100.00
August 15, 2002........................              100.00        100.00        100.00        100.00        100.00
September 15, 2002.....................              100.00        100.00        100.00        100.00        100.00
October 15, 2002.......................              100.00        100.00        100.00        100.00        100.00
November 15, 2002......................              100.00        100.00        100.00        100.00        100.00
December 15, 2002......................              100.00        100.00        100.00        100.00        100.00
January 15, 2003.......................              100.00        100.00        100.00        100.00         98.69
February 15, 2003......................              100.00        100.00        100.00        100.00         91.26
March 15, 2003.........................              100.00        100.00        100.00        100.00         84.12
April 15, 2003.........................              100.00        100.00        100.00         93.37         77.25
May 15, 2003...........................              100.00        100.00         97.31         86.70         70.65
June 15, 2003..........................              100.00        100.00         90.78         80.25         64.33
July 15, 2003..........................              100.00        100.00         84.44         74.03         58.28
August 15, 2003........................              100.00        100.00         78.30         68.04          0.00
September 15, 2003.....................              100.00         97.27         72.36         62.28          0.00
October 15, 2003.......................              100.00         91.00         66.62         56.75          0.00
November 15, 2003......................              100.00         85.70         61.69          0.00          0.00
December 15, 2003......................              100.00         80.49         56.92          0.00          0.00
January 15, 2004.......................               98.06         75.39          0.00          0.00          0.00
February 15, 2004......................               92.76         70.60          0.00          0.00          0.00
March 15, 2004.........................               87.49         65.90          0.00          0.00          0.00
April 15, 2004.........................               82.24         61.30          0.00          0.00          0.00
May 15, 2004...........................               77.02         56.79          0.00          0.00          0.00
June 15, 2004..........................               71.82          0.00          0.00          0.00          0.00
July 15, 2004..........................               66.65          0.00          0.00          0.00          0.00
August 15, 2004........................               61.51          0.00          0.00          0.00          0.00
September 15, 2004.....................               56.40          0.00          0.00          0.00          0.00
October 15, 2004.......................                0.00          0.00          0.00          0.00          0.00
                                                     ------        ------        ------        ------        ------

Weighted Average Life (years)(1)                       3.66          3.32          2.92          2.77          2.54
Weighted Average Life (years)(2)                       4.00          3.69          3.30          3.12          2.84


-----------------
(1) This calculation assumes that the Transferor exercises its option to purchase the Receivables.
(2) This calculation assumes that the Transferor does not exercise its option to purchase the Receivables.

                            DESCRIPTION OF THE NOTES

        The Notes will be issued pursuant to an Indenture (the "INDENTURE") to be dated as of December 1, 2000 between the Issuer and the Indenture Trustee, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Securities and Exchange Commission (the "COMMISSION") following the issuance of the Notes. The following summary, together with the description in the prospectus under the heading "The Indenture" describes the material terms of the Notes and the Indenture, but it does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

        The Class A-1 Notes will bear interest at the rate of _____% per annum (the "CLASS A-1 INTEREST RATE"); the Class A-2 Notes will bear interest at the rate of _____% per annum (the "CLASS A-2 INTEREST RATE"), the Class A-3 Notes will bear interest at a rate of _____% per annum (the "CLASS A-3 INTEREST RATE") and the Class A-4 Notes will bear interest at a rate of _____% per annum (the "CLASS A-4 INTEREST RATE"). The Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate and the Class A-4 Interest Rate are referred to herein collectively as "INTEREST RATES."

        Each class of the Notes will constitute fixed rate securities, as such term is described under "Certain Information Regarding the Securities--Fixed Rate Securities" in the prospectus. Interest on the principal balances of each class of the Notes will accrue at the respective Interest Rate for such class and will be payable to the persons in whose names such Notes are registered on the related Record Date monthly on each Payment Date commencing January 16, 2001. The "RECORD DATE" with respect to any Payment Date means the close of business on the Business Day preceding such Payment Date, or if Definitive Notes have been issued, the last Business Day of the month preceding such Payment Date.

        With respect to any Payment Date, interest on the Class A-1 Notes will be an amount equal to the product of (1) the outstanding principal balance of the Class A-1 Notes as of the close of business on the preceding Payment Date (or the Closing Date, for the initial Payment Date); (2) the applicable Interest Rate; and (3) the actual number of days during the applicable period divided by
360. With respect to any Payment Date, interest on the outstanding amount of the Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes will be an amount equal to the product of (1) the principal amount of such class of Notes as of the close of business on the preceding Payment Date (or the Closing Date, for the initial Payment Date); (2) the applicable Interest Rate and (3) one twelfth. Interest distributions payable for any Payment Date but not distributed on such Payment Date will be payable on the next Payment Date increased by an amount equal to the interest on such amount at the applicable Interest Rate (to the extent lawful). See "Description of the Receivables Transfer and Servicing Agreements -- Payments."

        Interest payments to the holders of the Notes of any class will have the same priority. If an Insurer Default occurs, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case each class of holders of Notes will receive their ratable share (based upon the aggregate amount of interest payable to each class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

        Principal payments will be made to the Noteholders on each Payment Date in an amount generally equal to the Noteholders' Principal Distributable Amount. See "Description of the Receivables Transfer and Servicing Agreements -- Payments" and " -- Accounts." "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means with respect to any Payment Date (other than the Final Scheduled Payment Date for any Class of Notes), (A) the Noteholders' Percentage of the Principal Distributable Amount plus (B) the Noteholders' Principal Carryover Shortfall for such Payment Date plus (C) if such Payment Date is the Mandatory Redemption Date, the Remaining Pre-Funding Amount to be distributed as set forth under "Description of the Notes -- Mandatory Redemption." The Noteholders' Principal Distributable Amount on the Final Scheduled Payment Date for any Class of Notes will be equal to the greater of (x) the Noteholders' Percentage of the Principal Distributable Amount plus the Noteholders' Principal Carryover Shortfall and (y) the outstanding principal amount of such Class of Notes on such Payment Date; provided however, that in no case will the Noteholders' Principal Distributable Amount be greater than the outstanding principal amount of the Notes. The "PRINCIPAL DISTRIBUTABLE AMOUNT" with respect to any Payment Date will be an amount equal to the sum of the following amounts: (i) the principal portion (allocable on the basis of the simple interest method) of all Collected Funds received during the immediately preceding calendar month (other than Liquidated Receivables and Purchased Receivables) including the principal portion of all prepayments, (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related calendar month (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related calendar month, (iv) at the option of the Insurer, the Principal Balance of the Receivables that were required to be purchased by the Transferor and the Servicer during the related calendar month but were not purchased and (v) the aggregate amount of Cram Down Losses that have occurred during the related calendar month.

        The "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Payment

Date, over the amount in respect of principal that was actually deposited in the Note Distribution Account on such preceding Payment Date.

        The following terms are used in this section:

        "AMOUNT FINANCED" means, with respect to a Receivable, the amount advanced under such Receivable toward the purchase price or refinancing of the Financed Vehicle and any related costs, including amounts in respect of accessories, insurance premiums, service, car club and warranty contracts, and other items customarily financed as part of motor vehicle loans.

        "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding has issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the net present value of the remaining scheduled payments with respect to the Receivable before such court order (using as the discount rate the APR on such remaining scheduled payments with respect to the Receivable) over the net present value of the remaining scheduled payments with respect to the Receivable after such court order (using as the discount rate the higher of the APR on such Receivable and the rate of interest, if any, specified by the court in such order). A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

        "LIQUIDATED RECEIVABLE" means, with respect to any Determination Date, as of the last day of the related Collection Period, a Receivable as to which any of the following first occurs: (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) the Financed Vehicle has been sold and the proceeds received or (iv) all or any portion of any scheduled payment by the Obligor is 120 days or more delinquent.

        "NOTEHOLDERS' PERCENTAGE" means approximately 98.25%, for each Payment Date until the Class A-4 Notes have been paid in full, and thereafter will be equal to zero.

        "POOL BALANCE" means, at any time, the sum of the Principal Balances of the Receivables (excluding Liquidated Receivables and Purchased Receivables; provided however, that the Principal Balance of the Receivables that were required to be purchased by the Servicer or the seller but were not purchased shall only be excluded at the option of the Insurer).

        "PRINCIPAL BALANCE" for any Receivable, at any time, means the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and
(ii) any Cram Down Loss in respect of such Receivable.

        "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer or repurchased by the Servicer or the seller pursuant to the Sale and Servicing Agreement.

        Absent an Event of Default, on each Payment Date, to the extent of available funds, the Indenture Trustee will distribute an amount up to the Noteholders' Principal Distributable Amount in respect of principal on the Notes, first to the Class A-1 Notes, until the Class A-1 Notes are paid in full; then to the Class A-2 Notes, until the Class A-2 Notes are paid full; then to the Class A-3 Notes, until Class A-3 Notes are paid in full; and then to the Class A-4 Notes.

        The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on December 15, 2001 (the "CLASS A-1 FINAL SCHEDULED PAYMENT DATE"); the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on October 15, 2003 (the "CLASS A-2 FINAL SCHEDULED PAYMENT DATE"); the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on September 15, 2004 (the "CLASS A-3 FINAL SCHEDULED PAYMENT DATE") and the principal balance of the Class A-4 Notes to the extent not previously paid, will be due on September 15, 2007 (the "CLASS A-4 FINAL SCHEDULED PAYMENT DATE"). The Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date, the Class A-3 Final Scheduled Payment Date and the Class A-4 Final Scheduled Payment Date are referred to herein collectively as "FINAL SCHEDULED PAYMENT DATES."

        The actual date on which the aggregate outstanding principal balance of any class of Notes is paid in full may be earlier than the applicable Final Scheduled Payment Date based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and under the heading "Maturity and Prepayment Considerations" in the prospectus.

OPTIONAL REDEMPTION

        The Transferor may reacquire the Receivables when the Pool Balance as of the end of the related Collection Period (as defined below) has declined to 15% or less of the sum of the Pool Balance as of the Initial Cut-off Date, plus the aggregate Principal Balance of the Subsequent Receivables as of their respective Subsequent Cut-off Dates (the "ORIGINAL POOL BALANCE"), as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements--Termination." Such redemption will cause an early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon.

        "COLLECTION PERIOD" is any calendar month (or, in the case of the initial Collection Period, the period from the Initial Cut-off Date to and including December 31, 2000).

MANDATORY REDEMPTION

        On the Payment Date on or immediately following the last day of the Pre-Funding Period (the "MANDATORY REDEMPTION DATE"), any funds remaining in the Pre-Funding Account (after giving effect to the purchase of all Subsequent Receivables, including any such purchase on the last day of the Pre-Funding Period) exclusive of any net earnings from the investment of funds on deposit in the Pre-Funding Account (the "REMAINING PRE-FUNDING AMOUNT") will be applied to redeem each class of Notes then outstanding. The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on respective current principal amount of each class of Notes) of the Remaining Pre-Funding Amount; provided, that if the Remaining Pre-Funding Amount is $100,000 or less, such amount will be applied exclusively to reduce the outstanding principal balance of the class of Notes then entitled to receive distributions of the Noteholders' Principal Distributable Amount. It is unlikely that the aggregate principal amount of Subsequent Receivables will exactly equal the Pre-Funded Amount, and therefore it is likely that at least a nominal amount of principal will be prepaid to the Noteholders at the end of the Pre-Funding Period. See "Risk Factors--Potential prepayments on notes due to failure to transfer a sufficient number of subsequently-acquired motor vehicle loans to the trust."

THE INDENTURE

Events of Default, Rights Upon Event of Default

        Upon the occurrence of an Event of Default, unless Financial Security is in continuing default on its obligations under the Policy or certain bankruptcy events have occurred with respect to Financial Security (an "INSURER DEFAULT"), the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the assets of the Trust Fund in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, may elect, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Fund in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the assets of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Notes. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Policy" herein.

        An "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) default in the payment of any interest on the Notes when it becomes due and payable, and such default shall continue for a period of five days after receipt of notice thereof from Indenture Trustee; provided such notice is given within two Business Days; (ii) default in the payment of the principal of or any installment of the principal of the Notes when it becomes due and payable; (iii) so long as an Insurer Default shall not have occurred and be continuing the occurrence of an Insurance Agreement Indenture Cross Default, provided however, the Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture only if the Insurer has delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture; (iv) so long as an Insurer Default shall have occurred and be continuing, default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Indenture Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of at least 25% of the outstanding principal balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" thereunder; and (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Originator, the Transferor or the Issuer.


        "INSURANCE AGREEMENT INDENTURE CROSS DEFAULTS" include, among others:
(i) any failure of the Issuer to make any payment when due on the Notes; (ii) a demand for payment being made under the Policy; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer, the Transferor, the Servicer or PeopleFirst; (iv) the Issuer is treated as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (v) the sum of the Available Funds with respect to any Payment Date plus the amount (if any) available to be withdrawn from the Reserve Account is less than the sum of the amounts described in clauses 1 through 5 under "Description of the Receivables Transfer and Servicing Agreements--Payments" herein; (vi) the Notes not being treated as indebtedness for federal or applicable state income tax purposes and such characterization having a material adverse effect on the Trust, the Noteholders or the Insurer;
(vii) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, within the applicable cure period, if any, after the giving of written notice of such failure or incorrect representation or warranty to the Issuer and the Indenture Trustee by the Insurer, (viii) a servicer default shall occur under the Sale and Servicing Agreement; and (ix) the violation of certain portfolio performance tests specified in the Insurance Agreement.

        If an Event of Default should occur and be continuing (and an Insurer Default has occurred and is continuing), the Indenture Trustee or holders of 50% or more of the aggregate principal balance of the Notes (a "NOTE MAJORITY") may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the Note Majority if (i) the Issuer has paid to the Indenture Trustee a sum sufficient to pay all amounts then due and (ii) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived.

        If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may with the consent of the Controlling Party and must, at the direction of the Controlling Party, institute proceedings to collect amounts due or foreclose on the Trust Fund, exercise remedies as a secured party, sell the Trust Fund or elect to have the Issuer maintain possession of such Trust Fund and continue to apply collections on such Trust Fund as if there had been no declaration of acceleration. The Controlling Party will be prohibited from directing the Indenture Trustee from selling the Trust Fund following an Insurance Agreement Indenture Cross Default unless (i) the proceeds thereof are sufficient to pay all outstanding principal of and accrued interest on the Notes or (ii) no Insurer Default has occurred and is continuing and the related Insurance Agreement Indenture Cross Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Issuer. If the Indenture Trustee is the Controlling Party, the Indenture Trustee will be prohibited from selling the Trust Fund following and Event of Default unless (a) the Holders of all the outstanding Notes consent to such sale; (b) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest; or
(c) the Indenture Trustee determines that the Trust Fund would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee provides written notice to the Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"; and together with S&P, the "RATING AGENCIES") and obtains the consent of the holders of Notes representing 66-2/3% of the aggregate principal balance of the outstanding Notes. "CONTROLLING PARTY" means, the Insurer, so long as no Insurer Default exists, and the Indenture Trustee for the benefit of the Noteholders at the direction of the Note Majority, for so long as an Insurer Default exists; provided, however, that the Owner Trustee for the benefit of the Certificateholders, will be the Controlling Party after all unpaid principal and interest on the Notes and all amounts owing to the Insurer under the Insurance Agreement have been paid in full.

        Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Controlling Party or holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Controlling Party will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and the Controlling Party may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

        Neither the Insurer, nor any holder of a Note will have the right to institute any proceeding with respect to the Indenture unless (i) the Insurer or such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the Insurer or the holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) the Insurer or such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by a Note Majority and (vi) with respect to such Holder, an Insurer Default shall have occurred and be continuing.

        If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder and the Insurer (unless an Insurer Default has occurred and is continuing) notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default arising from a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice of an Event of Default and so long as it determines in good faith that withholding the notice is in the interest of the Noteholders.

        In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Depositor, the Transferor, the Servicer or the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) PeopleFirst, the Transferor, the Depositor, the Issuer or the Indenture Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of PeopleFirst, the Transferor, the Depositor, the Issuer or the Indenture Trustee or of any successor or assignee of the Depositor, the Issuer or the Indenture Trustee in its individual capacity, except as any such person may have expressly agreed (it being understood that the Indenture Trustee will have no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Amendment

        The Indenture may be amended by the Issuer, with the consent of the Indenture Trustee and, if the Insurer is the Controlling Party, the Insurer, but without the consent of the Noteholders to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein. The Issuer and the Indenture Trustee may also amend the Indenture (i) with the consent of the Insurer, if the Insurer is the Controlling Party, or (ii) if the Insurer is no longer the Controlling Party, with the consent of a Note Majority to add, change or eliminate any other provisions with respect to matters or questions arising under such Indenture or affecting the rights of the Noteholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Notes or distributions that are required to be made for the benefit of the Noteholders, or (ii) impair the right to institute a suit for the enforcement of the Indenture, or (iii) reduce the percentage of the Noteholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes outstanding, or (iv) modify the definition of "Outstanding", (v) reduce any percentage relating to Noteholder voting rights required to sell or liquidate the Trust Fund, (vi) reduce any percentage relating to Noteholder voting rights in the Indenture, (vii) modify the Indenture as to affect the calculation of principal or interest due on any Note or affect the rights of any Holder to the benefit of any mandatory redemption, or (viii) permit the creation of any lien ranking above or equal to the lien of the Indenture. The Indenture requires the Issuer to deliver to the Indenture Trustee and the Insurer upon the execution and delivery of the Indenture and any amendment thereto an opinion of counsel, satisfactory to the Insurer and the Indenture Trustee that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Indenture Trustee's interest in the Trust Fund.

Certain Covenants

        The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state; (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture; (iii) no Event of Default will have occurred and be continuing immediately after such transaction;
(iv) the Issuer has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such transaction; (v) the Issuer has received an opinion of counsel to the effect that such transaction would have no material adverse tax consequence to the

Issuer, the Insurer, any Noteholder or any Certificateholder; (vi) any action necessary to maintain the lien and security interest under the Indenture has been taken; (vii) the Issuer has delivered an officer's certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the provisions of the Indenture of the Issuer and that all conditions precedent in the Indenture to such transaction have been complied with; and (viii) so long as no Insurer Default has occurred and is continuing, the Issuer has given the Insurer written notice of such transaction at least 20 Business Days prior to the consolidation or merger and the Issuer or the person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately prior to giving effect to such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

        The Indenture will also provide that the Issuer may not convey or transfer all or substantially all of its properties or assets to any other entity, unless (i) the entity that acquires the assets of the Issuer (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to the Indenture and the Notes, (C) expressly agrees to make all filings with the Commission (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (D) is organized under the laws of the United States or any state; and
(ii) the criteria specified in clauses (ii) through (vii) of the preceding paragraph have been complied with.

        The Issuer will not, among other things, (i) except as expressly permitted by the Receivables Transfer and Servicing Agreements or certain related documents with respect to the Issuer (collectively, the "BASIC DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer; (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon any part of the Trust Fund; (iii) permit the validity or effectiveness of the Indenture to be impaired or permit the lien in favor of the Indenture Trustee created by the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes except as may be expressly permitted by the Indenture; (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than certain liens that arise by operation of law) to be created on or extend to or otherwise arise upon or burden the Trust Fund or any part thereof, or any interest therein or the proceeds thereof; (v) permit the lien of the related Indenture not to constitute a valid first priority (other than certain liens that arise by operation of law) security interest in the assets of Trust Fund, (vi) amend, modify or fail to comply with the provisions of the Basic Documents without the prior written consent of the Controlling Party or (vii) take any action or fail to take any action that would cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. Federal income tax purposes.

        The Issuer will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than indebtedness incurred pursuant to the Notes obligations owing from time to time to the Insurer under the Insurance Agreement and the Indenture or otherwise in accordance with the Basic Documents.

Annual Compliance Statement

        The Issuer will be required to file annually with the Indenture Trustee and the Insurer a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report

        The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

        The Indenture Trustee will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

Trust Indenture Act

        The Indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

The Indenture Trustee

        The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee eligible under the Indenture which, if there is no Insurer Default, shall be acceptable to the Insurer. The Issuer will remove the Indenture Trustee, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee eligible under the Indenture that, if no Insurer Default exists, is acceptable to the Insurer. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the Insurer and will not become effective until acceptance of the appointment by a successor trustee and payment of all fees and expenses owed to the outgoing trustee.

                         DESCRIPTION OF THE CERTIFICATES

        The Certificates are not being offered hereby. The Certificates will be issued pursuant to the Owner Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Owner Trust Agreement will be filed with the Commission following the issuance of the Notes.

        The Certificates will initially be sold to the Transferor on the Closing Date for cash in the amount of $9,351,145.

        On each Payment Date, all distributions on the Certificates will be subordinated in priority of payment in full of the Noteholders' Principal Distributable Amount and Noteholders' Interest Distributable Amount for such Payment Date. The Certificateholders' will not receive any distribution on any Payment Date unless the Noteholders' Distributable Amount has been deposited in the Note Distribution Account and unless the amount on deposit in the Reserve Account is at least equal the Required Reserve Account Amount. See "Description of the Receivables Transfer and Servicing Agreements -- Payments" and "-- Accounts."

                                   THE INSURER

        The following information has been obtained from Financial Security Assurance Inc. (the "INSURER" or "FINANCIAL SECURITY") and has not been verified by the Issuer, the Depositor, the Transferor, PeopleFirst or the Underwriters. No representation or warranty is made by the Issuer, the Depositor, the Transferor, PeopleFirst or the Underwriters.

GENERAL

        Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

        Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

        Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("HOLDINGS"). Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings or Financial Security is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

        The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

        Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

        Financial Security's insurance financial strength is rated "Aaa" by Moody's. Financial Security's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd. Financial Security's insurance financial strength is rated "AAA" by Fitch, Inc. Financial Security's claims - paying ability is rated "AAA" by Japan Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.

CAPITALIZATION

        The following table sets forth the capitalization of Financial Security and its subsidiaries as of September 30, 2000 on the basis of accounting principles generally accepted in the United States:



                                                           September 30, 2000
                                                           ------------------
                                                             (In thousands)
Deferred Premium Revenue (net of prepaid
  reinsurance premiums)..................................     $   571,460
                                                              -----------
Surplus Notes............................................         120,000
                                                              -----------
Minority Interest........................................          35,692
                                                              -----------

Shareholder's Equity:
        Common Stock.....................................          15,000
        Additional Paid-in Capital.......................         786,040
        Accumulated Other Comprehensive
        Income (net of deferred income taxes)............          17,569
        Accumulated Earnings.............................         564,449
                                                              -----------
        Total Shareholder's Equity.......................       1,383,058
                                                              -----------

Total Deferred Premium Revenue, Surplus Notes,
 Minority Interest and Shareholder's Equity..............     $ 2,110,210
                                                              ===========



        For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as Exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by Holdings and may be reviewed at the EDGAR Website maintained by the Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

        Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires that each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.


                                   THE POLICY

        The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

        Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

        "SCHEDULED PAYMENTS" means payments which are scheduled to be made on the Notes during the term of the Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or the Indenture that has not been consented to by the Insurer, which payments for each Payment Date are (i) the Noteholders' Interest Distributable Amount for such Payment Date and (ii) the Noteholders' Principal Distributable Amount. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of the Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of the Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such

Noteholders' Carryover Interest Shortfall pursuant to the Policy or (z) the Remaining Pre-Funded Amount, if any, unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any default or event of default in respect of the Notes or by reason of any deterioration of the creditworthiness of the Issuer nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

        Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt (as defined below) by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the Business Day preceding the applicable Payment Date.

        If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below and (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (A) a certified copy of the order (the "ORDER") of the court or other governmental body that exercised jurisdiction to the effect that Noteholders are required to return Scheduled Payments made with respect to the Notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Indenture Trustee that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Issuer or otherwise with respect to such preference payment, and (ii) the date of Receipt (as defined below) by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received (as defined below) written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Indenture including, without limitation, the right (in the absence of an Insurer Default) to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

        The terms "RECEIPT" and "RECEIVED" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under a Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

        Under the Policy, "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in San Diego, California, Wilmington, Delaware, New York, New York or Minneapolis, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

        The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not such funds are properly applied by the Indenture Trustee.

        The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

        Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policy is governed by the laws of New York.

        It is a condition for issuance that the Notes be rated AAA or A-1+ by S&P and Aaa or P-1 by Moody's. The ratings by the Rating Agencies of the Notes will be based primarily on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Notes. In the event that the rating initially assigned to any of the Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of the rating may have an adverse effect on the liquidity and market price of the Notes.

        DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

        The following summary, together with the description in the prospectus under the heading "Description of the Receivables Transfer and Servicing Agreements," describes certain terms of the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Owner Trust Agreement (collectively, the "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS"). Copies of the Receivables Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary describes the material terms of the Receivables Transfer and Servicing Agreements, but it does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Receivables Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Receivables Transfer and Servicing Agreements set forth in the prospectus, to which description reference is hereby made.

TRANSFER OF RECEIVABLES

        Pursuant to a Sale and Servicing Agreement, dated as of December 1, 2000 (the "SALE AND SERVICING AGREEMENT"), between the Originator, as seller and servicer, the Transferor, the Depositor, the Issuer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee and Backup Servicer, the Originator will sell and contribute to the Transferor, on or prior to the Closing Date, or, with respect to Subsequent Receivables, the related Subsequent Transfer Date without recourse, all of its right, title and interest in and to the related Receivables including, without limitation, (i) the related Receivables, and all moneys due or received thereon after the related Cut-off Date; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant such Receivables and any other interest of the Originator in such Financed Vehicles; (iii) any proceeds with respect to such Receivables from claims on any theft, physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of such Receivables; (iv) all rights under any agreements providing for the repair of the related Financed Vehicles (including any extended warranty); (v) the related files with respect to such Receivables; and (vi) the proceeds of any and all of the foregoing. Also pursuant to the Sale and Servicing Agreement, the Transferor will transfer such Receivables and other assets to the Depositor, which will in turn transfer such Receivables and other assets to the Issuer. Finally, pursuant to the Indenture, the Issuer will assign such assets to the Indenture Trustee to secure the obligations of the Issuer under the Notes. The transfers of Receivables under the Sale and Servicing Agreement may be treated as pledges under the bankruptcy code and under other applicable insolvency law. See "Risk Factors--Risk of recharacterization of true sale as a pledge" in this prospectus supplement.

        In the Sale and Servicing Agreement, the Originator will represent and warrant to the Transferor and the Transferor will represent and warrant to the Depositor and the Issuer, among other things, that: (i) the information provided in the related schedule of Receivables and the related computer tape with respect to the Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle; (iii) neither the Transferor nor the Originator has received notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the lien granted by the Receivable; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is owned by Transferor free and clear of any lien and is secured by a first perfected security interest in favor of the Transferor in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) each of such Receivables as of the related Cut-off Date satisfied the eligibility criteria for inclusion in the Receivables Pool that are described under "The Receivables -- Eligibility Criteria" above.

OBLIGATION TO REPURCHASE RECEIVABLES

        Pursuant to the Sale and Servicing Agreement, the Originator will be obligated to repurchase a Receivable from the Issuer, if the interests of the Insurer, the Certificateholders, or the Noteholders are materially and adversely affected by any breach of any representation or warranty made by the Originator with respect to the Receivable, if such breach has not been cured on or before the last day of the second month following discovery by or notice to the Originator of the breach. Each Receivable will be purchased from the Trust by the Originator at a price equal to the Purchase Amount (as defined below). The purchase obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any such uncured breaches.

        Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase a Receivable from the Issuer if the interests of the Noteholders, the Insurer or the Issuer in such Receivable are materially adversely affected by a breach of certain of its servicing obligations under the Sale and Servicing Agreement (including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or certain other covenants with respect to the Servicer), if the breach has not been cured on or before the last day of the month following the discovery or notice to the Servicer of the breach.

        The "PURCHASE AMOUNT" means, with respect to a Receivable, the Principal Balance and accrued and unpaid interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as PeopleFirst is the Servicer, the Servicing Fee), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.


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
ACCOUNTS

Collection Account

        The Issuer will establish and maintain with the Indenture Trustee one or more accounts (the "COLLECTION ACCOUNT"), in the name of the Indenture Trustee on behalf of the Noteholders, the Certificateholders and the Insurer, into which payments or other amounts received with respect to the Receivables will be deposited. The Collection Account will be maintained with the Indenture Trustee so long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee or its corporate parent no longer have such acceptable rating, the Servicer will, with the Indenture Trustee's assistance as necessary, cause such accounts to be moved within 30 days to a bank whose deposits have such rating.

Distribution Accounts

        The Servicer will also establish and maintain an account, in the name of the Indenture Trustee, on behalf of the Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to noteholders will be deposited and from which all distributions to Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). A separate account, the "CERTIFICATE DISTRIBUTION ACCOUNT," will be maintained for the purpose of making distributions to Certificateholders.

Reserve Account

        Pursuant to a Master Reserve Account Agreement, dated as of the Closing Date (the "RESERVE ACCOUNT AGREEMENT"), among the Transferor, the Insurer, the Indenture Trustee and Wells Fargo Bank Minnesota, National Association, as indenture collateral agent (the "INDENTURE COLLATERAL AGENT"), the Transferor will cause the Indenture Collateral Agent to establish the Reserve Account in the name of the Indenture Collateral Agent for the benefit of the Insurer. On the Closing Date, the Transferor will make an initial deposit of cash into the Reserve Account and on each Subsequent Transfer Date during the Pre-Funding Period, the Transferor will make an additional required deposit into the Reserve Account. On each Payment Date, additional amounts will be deposited into the Reserve Account from collections on the Receivables to the extent funds are available therefor as described under "Description of the Receivables Transfer and Servicing Agreements -- Payments." Funds will be withdrawn from the Reserve Account on or before each Payment Date to pay any Deficiency Claim Amount for such Payment Date, including amounts needed to pay the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Payment Date.

        The amount required under the Reserve Account Agreement to be on deposit in the Reserve Account at any time (the "RESERVE ACCOUNT REQUIRED AMOUNT") may increase or decrease without Noteholder consent and there can be no assurance that the amounts on deposit in the Reserve Account will reach the Reserve Account Required Amount since the existence of the Reserve Account and any other term or provision in the Reserve Account Agreement regarding the Reserve Account may be amended by the Insurer without Noteholder consent. Consequently, the Noteholders should not rely on amounts on deposit in or to be deposited to the Reserve Account in evaluating the likelihood of receiving repayment of the Notes.

        Amounts, if any, on deposit in the Reserve Account on any Payment Date in excess of the Reserve Account Required Amount for each Payment Date will be paid to the Certificateholders.

        In addition, the Issuer, the Depositor, the Insurer and the Indenture Collateral Agent may amend the Reserve Account Agreement (and any provisions in the Insurance Agreement relating to the Reserve Account) in any respect (including, without limitation, reducing or eliminating the Reserve Account Required Amount and/or reducing or eliminating the funding requirements of the Reserve Account or permitting such funds to be used for the benefit of persons other than Noteholders) without the consent of, or notice to, the Indenture Trustee, the Owner Trustee or the Noteholders. The Indenture Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Indenture Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Reserve Account or the depletion thereof, the Insurer will be obligated on each Payment Date to fund for the benefit of the Noteholders the full amount of each Scheduled Payment otherwise required to be made on such Payment Date in accordance with the terms of the Policy.

Pre-Funding Account

        On the Closing Date, a cash amount equal to approximately $115,849,218.47 (the "INITIAL PRE-FUNDED AMOUNT") will be deposited in an account (the "PRE-FUNDING ACCOUNT") which will be established with the Indenture Trustee. The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Trustee for the benefit the Noteholders. The "PRE-FUNDING PERIOD" is the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the occurrence of a Servicer Default, or (iii) February 15, 2001.

        The Initial Pre-Funded Amount as reduced from time to time during the Pre-Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement is referred to herein as the "PRE-FUNDED AMOUNT." The Transferor expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Mandatory Redemption Date. Any Remaining Pre-Funding Amount will be payable to the Noteholders as described herein under "Description of the Notes--Mandatory Redemption."



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
Capitalized Interest Account

        On the Closing Date, cash in the amount of $________ amount will be deposited in an account (the "CAPITALIZED INTEREST ACCOUNT") which will be established with the Indenture Trustee. The Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Trustee for the benefit of the Noteholders. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring on or prior to February 15, 2001 to fund an amount (the "MONTHLY CAPITALIZED INTEREST AMOUNT") equal to the amount of interest accrued for each such Payment Date at the weighted average Interest Rates on the principal balance of the Notes in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Transferor on such date.

Investment Earnings

        The Seller is entitled to all investment earnings (net of losses) on amounts on deposit in the Pre-Funding Account and Capitalized Interest Account. The Servicer, as a supplemental servicing fee, is entitled to all investment earnings (net of losses) on amounts on deposit in the Collection Account. Investment earnings (net of losses) on the Reserve Account shall be deposited into the Collection Account.

Certain Allocations

        On or before the fifth Business Day prior to each Payment Date (each such day, a "DETERMINATION DATE"), the Servicer will be required to deliver a certificate (the "SERVICER'S CERTIFICATE") to the Indenture Trustee and the Insurer, specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Transferor or the Servicer, all with respect to the preceding Collection Period.

        Not later than the fourth Business Day prior to each Payment Date (each such day, a "DEFICIENCY CLAIM DATE"), the Indenture Trustee will, based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date, deliver to the Indenture Collateral Agent, the Insurer and the Servicer a written notice (a "DEFICIENCY NOTICE") specifying the Deficiency Claim Amount (as defined below) for such Payment Date. Such Deficiency Notice will direct the Indenture Collateral Agent to transfer such Deficiency Claim Amount from amounts on deposit in the Reserve Account for deposit in the Collection Account. The "DEFICIENCY CLAIM AMOUNT" on any Determination Date will equal the excess, if any, of (i) the sum of the amounts payable on the related Payment Date pursuant to clauses (1) through (5) under "--Payments" below over (ii) the amount of Available Funds with respect to such Determination Date.



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
        On each Payment Date, the Servicer is required to instruct the Indenture Trustee to distribute funds in the amounts and priority set forth under "--Payments" below.

PAYMENTS

        On each Payment Date, the Indenture Trustee will make the following payments from the Collection Account in the following order of priority:

        1. first, from the Distribution Amount, to the Servicer, any accrued and unpaid Servicing Fee for the related calendar month to the extent not retained by the Servicer;

        2. second, from the Distribution Amount, pro rata, all accrued and unpaid fees and expenses due and owing to the Indenture Trustee, the Backup Servicer, and the Indenture Collateral Agent;

        3. third, from the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

        4. fourth, from the Distribution Amount, to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes-- Payments of Principal";

        5. fifth, from the Distribution Amount, to the Insurer, any amounts due and owing under the Insurance Agreement;

        6. sixth, from Available Funds, to the Reserve Account, all Available Funds remaining after the distributions pursuant to clauses 1 through 5 above;

        7. seventh, from amounts, if any, released from the Reserve Account on such Payment Date due to an excess of the amount on deposit in the Reserve Account over the Required Reserve Account Amount, to the Certificate Distribution Account for distribution to the Certificateholders, the Certificateholders' Principal Distributable Amount; and

        8. eighth, all remaining amounts released from the Reserve Account on such Payment Date (after giving effect to the payment under clause 7) to the Certificate Distribution Account for distribution to the Certificateholders.

        In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Payment Date to make the payments required under clauses (1) through (4) above on such Payment Date, the Indenture Trustee will furnish to the Insurer no later than 12:00 noon, New York City time on the related Draw Date a notice of claim in the amount of the Policy



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
Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to the Noteholders on the related Payment Date.

The following defined terms are used in this "--Payments" section:

                  "AVAILABLE FUNDS" means, with respect to any Determination Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Purchase Amounts deposited in the Collection Account during the related Collection Period (iii) the Monthly Capitalized Interest Amount for the related Payment Date, (iv) investment earnings (net of losses) on the Reserve Account and (v) following the acceleration of the Notes pursuant to the Indenture, the amount of money or property collected by the Indenture Trustee with respect to the assets of the Issuer (from the sale of the assets or otherwise) since the preceding Determination Date.

                  "CERTIFICATEHOLDERS' PERCENTAGE" means (1) for each Payment Date prior to the Payment Date on which the Class A-4 Notes are paid in full, 1.75%, (ii) on the Payment Date on which the Class A-4 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (x) the Principal Distributable Amount for such Payment Date over (y) the outstanding principal amount of the Class A- 4 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount for such Payment Date, and (iii) for each Payment Date thereafter to and including the Payment Date on which the Certificate Balance is reduced to zero, 100%.

                  "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Payment Date, over the amount of principal that was actually deposited in the Certificate Distribution Account.

                  "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, (A) the Certificateholders' Percentage of the Principal Distributable Amount plus (B) the Certificateholders' Principal Carryover Shortfall, but in no case exceeds the outstanding Principal Balance of the Certificates.

                  "COLLECTED FUNDS" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period.

                  "CUT-OFF DATE" means, with respect to an Initial Receivables, the Initial Cut-off Date, and with respect to a Subsequent Receivable, the related Subsequent Cut-off Date.



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
                  "DISTRIBUTION AMOUNT" with respect to any Payment Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) any amounts received with respect to the Deficiency Claim Amount (from the Reserve Account, an Insurer Optional Deposit or otherwise other than from draws under the Policy) by the Indenture Trustee, with respect to such Payment Date.

                  "DRAW DATE" means, with respect to any Payment Date, the third Business Day (as defined in the Policy) immediately preceding such Payment Date.

                  "INSURER OPTIONAL DEPOSIT" means, with respect to any Payment Date, an amount delivered by the Insurer for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Issuer with respect to such Payment Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Policy.

                  "NET LIQUIDATION PROCEEDS" means, with respect to any Liquidated Receivable, all amounts, including insurance proceeds, realized with respect to such Receivable (other than amounts withdrawn from the Reserve Account and drawings under the Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided that Net Liquidation Proceeds with respect to any Receivable may not be less than zero.

                  "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Noteholder's Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

                  "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of the Noteholders' Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by such Notes from such preceding Payment Date to excluding the current Payment Date.

                  "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Noteholders' Interest Carryover Shortfall for such Payment Date.

                  "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date for the Class A-1 Notes, the product
         (i) of the applicable Interest Rate



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
         for the Class A-1 Notes (ii) the actual number of days during the applicable period divided by 360 and (iii) the outstanding principal amount of the Class A-1 Notes immediately preceding such Payment Date, and for each of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the sum of the products for the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes of (i) the applicable Interest Rate for such class and (ii) 1/12 and (iii) the outstanding principal amount of such class of Notes immediately preceding such Payment Date.

                  "POLICY CLAIM AMOUNT" means, the amount by which (a) the portion of the Distribution Amount available to make Scheduled Payments on the Notes for any Payment Date is less than (b) the amount necessary to make the Scheduled Payments on the Notes for such Payment Date.

STATEMENTS TO NOTEHOLDERS

         On or prior to each Payment Date, the Indenture Trustee will be required to forward a statement to the Noteholders, the Rating Agencies and the Insurer. Such statements will be based on the information contained in the Servicer's Certificate delivered by the Servicer on or before the related Determination Date. Each such statement will include the following information as to the Notes, with respect to such Payment Date or the period since the previous Payment Date, as applicable:

                  (i) the amount of the distribution allocable to interest on or with respect to the Notes:

                  (ii) the amount of the distribution allocable to principal with respect to the Notes;

                  (iii) the Noteholders' Interest Carryover Shortfall, Noteholder's Principal Carryover Shortfall, Certificateholder's Principal Carryover Shortfall, if any, and the change in such amount from the preceding statement;

                  (iv) the amount of the distribution, if any, payable pursuant to a claim on the Policy;

                  (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection period;

                  (vi) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period; and

                  (vii) the amounts on deposit in the Pre-Funding Account and Capitalized Interest Account.

         Each amount set forth pursuant to subclauses (i), (ii) and (iii) with respect to Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes.

         Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Issuer to Cede & Co., as registered holder of the Notes and the nominee of DTC.

         Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder and such other information as the Issuer deems necessary to enable such Noteholder to prepare its tax returns.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT

         A "SERVICER DEFAULT" under the Sale and Servicing Agreement will include:

         (a) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for one Business Day after written notice from the Insurer, the Owner Trustee or the Indenture Trustee is received by the Servicer or after discovery of such failure by the Servicer,

         (b) breach of any representation or warranty or covenant or any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the Noteholders, the Certificateholders or the Insurer and which continues unremedied for a period of 30 days (or for such longer period, not in excess of 60 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 60 days and the Servicer delivers an Officer's Certificate to the Insurer, the Owner Trustee and the Indenture Trustee to such effect and to the effect that the Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default),

         (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the Servicer or the Transferor and certain actions by the Servicer or the Transferor indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations,

         (d) failure to deliver a Servicer's Certificate within three days of the related Determination Date,

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
         (e) failure to deliver the annual statement of compliance required to be delivered pursuant to the Sale and Servicing Agreement within 30 days of the date on which such statement is required to be delivered, or

         (f) unless an Insurer Default has occurred and is continuing, certain defaults under the Insurance Agreement.

         If a Servicer Default occurs, then the Controlling Party or holders of Notes representing not less than 25% of the voting rights thereof (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by holders of Certificates evidencing not less than 25% of the voting interest thereof) may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement. If PeopleFirst is terminated as Servicer, Wells Fargo Bank Minnesota, National Association (in such capacity, the "BACKUP SERVICER") has agreed, subject to the qualifications contained in the Sale and Servicing Agreement, to serve as successor Servicer under the Sale and Servicing Agreement or any other entity serving at the time as Backup Servicer becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate and will no longer be entitled to receive a fee as Backup Servicer.

         The Insurer (or, if an Insurer Default shall have occurred and be continuing, the Controlling Party) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement, except a default in making any required deposits to or payments from the Collection Account, the Note Distribution Account, the Capitalized Interest Account and the Pre-Funding Account in accordance with this Agreement.

         Consistent with its customary procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will reduce the principal balance or APR of any Receivable or modify any Receivable if such amendment or modification would extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date. Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law.

         The Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and applying the proceeds of such refinancing to pay all obligations in full of such Obligor under such Receivable. The receivable created by the refinancing shall not be property of the Issuer.

SERVICING COMPENSATION

         The Servicer is entitled under the Sale and Servicing Agreement on each Payment Date to a servicing fee (the "SERVICING FEE") for the related Monthly Period equal to the sum of

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(i) 0.50% (the "SERVICING FEE RATE") multiplied by one-twelfth multiplied by the
Pool Balance as of the first day of such Monthly Period (the "BASE SERVICING FEE") and (ii) the investment earnings (net of losses) on the Collection
Account. In addition to the Servicing Fee, the Issuer will also pay the Servicer a supplemental servicing fee equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during each month (the "SUPPLEMENTAL SERVICING FEE"). The Servicer may retain the Servicing Fee from collections on the Receivables. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

APPOINTMENT OF SUBSERVICER

         The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer upon the prior written consent of the Controlling Party; provided; however, that the Servicer may refer delinquent accounts to an outside collection agency for further collection and possible repossession of the related Financed Vehicles without the consent of the Controlling Party; and provided, further, that the Servicer remain obligated and liable to the Indenture Trustee, the Insurer and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions thereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer will be as agreed between the Servicer and its subservicer from time to time and none of the Indenture Trustee, the Insurer, the Noteholders shall have any responsibility therefor.

AMENDMENT

         The Sale and Servicing Agreement may be amended from time to time by the Originator, the Transferor, the Depositor, the Indenture Trustee, the Servicer, the Backup Servicer, and the Issuer, with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders or Certificateholders to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising thereunder which would not be inconsistent with the provisions of the Sale and Servicing Agreement or the Insurance Agreement; provided that, such action would not, as evidenced by an opinion of counsel delivered to the Depositor, the Owner Trustee, the Insurer, the Rating Agencies, the Indenture Trustee and the Backup Servicer, adversely affect in any material respect the interests of any Noteholders and the Certificateholders.

         The Sale and Servicing Agreement may also be amended from time to time by the Originator, the Transferor, the Depositor, the Servicer, the Backup Servicer, the Indenture Trustee and the Issuer with (i) the consent of the Insurer, if the Insurer is the Controlling Party, but without the consent of any Noteholders or Certificateholders, or (ii) if the Insurer is no longer the Controlling Party, with the consent of a Note Majority and the consent of the holders of

Certificates evidencing not less than a majority of the aggregate outstanding principal amount of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and the holders of all the outstanding Certificates, of such class affected thereby; provided further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         Information regarding certain legal aspects of the Receivables is set forth under "Some Important Legal Issues Relating to the Receivables" in the prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Brown & Wood LLP, special counsel for the Depositor, the notes will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus.

                             STATE TAX CONSEQUENCES

         In the opinion of Saxon, Barry, Gardner & Kincannon, California tax counsel to the Issuer, although there is no directly governing authority that discusses the classification of securities issued in transactions with facts similar to the Issuer's, the Notes will be characterized as debt for California corporation franchise tax purposes. In addition, since California follows the entity classification rules of federal income tax law, the Issuer will not be treated as a separate entity taxable as a corporation for California corporation franchise tax purposes. However, if the Notes were treated as equity interests in the Issuer by California, the Issuer may be subject to one or both of an income tax or a withholding tax that California imposes on pass-through entities (including partnerships). Moreover, if California changes its position on the federal entity classification rules and thus decided not to follow them, the Issuer may be treated as a separate entity taxable as a corporation for California corporation franchise tax purposes. Any income, withholding, or franchise tax liability of the Issuer incurred by the Issuer is expected not to be material, and the Servicer will indemnify the Issuer for any such tax liability.

         Prospective investors are urged to consult with their own tax advisors regarding the state tax consequences to them of purchasing, holding and disposing of Notes.

                              ERISA CONSIDERATIONS

         The Notes may, in general, be purchased by or on behalf of or with plan assets of a Plan. Although we cannot assure you in this regard, the Issuer intends to take the position that the Notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the notes--

         - are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus) and

         - should not be deemed to have any "substantial equity features."

See "ERISA Considerations" in the prospectus. In addition, in analyzing these issues with their own counsel, prospective purchasers of the Notes should consider, among other things, that although Federal Tax Counsel has concluded that the Notes are debt for federal income tax purposes (as noted above), it is not clear whether the Notes would be treated as issued by the Issuer, the Transferor or another person related to the Transferor.

         However, the acquisition and holding of Notes of any class by or on behalf of or with "plan assets" of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if, for example, the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan, depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note.

         Because the Originator, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee and the Insurer may enjoy financial benefits from the sale of the Notes, there may be a conflict of interest if Notes are sold to a Plan if any of these parties, or an affiliate of any of these parties (i) has investment or administrative discretion with respect to the Plan's assets; (ii) has authority or responsibility to give, or regularly gives, investment advice regarding the Plan's assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the Plan's assets and will be based on the particular investment needs for the Plan; or (iii) is an employer maintaining or contributing to the Plan. Before acquiring a Note or an interest in a Note a person investing on behalf of or with plan assets of any such Plan should consult with counsel concerning the consequences under ERISA of such an investment, and will be deemed to represent that such purchase and holding will not result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code.

         Each person considering investing in a Note on behalf of or with plan assets of a Plan must determine that the acquisition and holding of the Note do not give rise to a nonexempt prohibited transaction.

         For a further discussion of exemptions and additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, the Depositor has agreed to cause the Issuer to sell to each of the underwriters listed below (each, an "UNDERWRITER"), and each of the Underwriters has agreed to purchase, the principal amount of each class of the Notes set forth opposite its name below. Under the terms and conditions of the Underwriting Agreement, each of the Underwriters is obligated to take and pay for all of the Notes if any are taken.


                                                                        PRINCIPAL AMOUNT OF
                                                 ----------------------------------------------------------------------
                                                   CLASS A-1          CLASS A-2          CLASS A-3          CLASS A-4
UNDERWRITERS                                         NOTES              NOTES              NOTES              NOTES
------------                                         -----              -----              -----              -----
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Barclays Capital Inc.
Credit Suisse First Boston Corporation
                                                 -------------      -------------       -------------     -------------
Total.....................................       $  73,899,000      $ 200,000,000       $ 107,000,000     $ 144,101,000
                                                 =============      =============       =============     =============

         The Depositor has been advised by the Underwriters of the Notes that they propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the public offering prices may change.

         The underwriting discounts and commissions, the selling concessions that the Underwriters of the Notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes and as an aggregate dollar amount, shall be as follows:


                                                        Selling
                                                      Concessions                               Reallowance
                                                     not to exceed                             not to exceed
                                         -------------------------------------    --------------------------------------

Class A-1 Notes........................
Class A-2 Notes........................
Class A-3 Notes........................
Class A-4 Notes........................

         Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         The Underwriters may make short sales in the Notes in connection with this offering (i.e., they sell more Notes than they are required to purchase in the offering). This type of short sale is commonly referred to as a "naked" short sale because the underwriters do not have an option to purchase these additional securities in the offering. The Underwriters must close out any naked short position by purchasing Notes, in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the Underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes.

         The Underwriters may also impose a penalty bid. This means that if the Underwriters purchase Notes in the open market to reduce the Underwriters' short position or to stabilize the price of such Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Notes as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Notes are a new issue of securities and there currently is no secondary market for the Notes. The Underwriters of the Notes expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

         The Indenture Trustee may, from time to time, invest the funds in the Collection Account, Note Distribution Account, Pre-Funding Account, Capitalized Interest Account and Reserve Account in investments acquired from or issued by the Underwriters.

         Immediately prior to their sale to the trust, certain of the motor vehicle loans were subject to financing provided by an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. We will apply a portion of the proceeds we receive from the sale of the loans to the trust to repay that financing. Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates have provided and continue to provide investment banking and secured lending services to PeopleFirst and its affiliates.

         In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Depositor, the Transferor, the Servicer and their respective affiliates.

         The Depositor, the Transferor and the Servicer have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect thereof.

         The closings of the sale of each class of the Notes are conditioned on the closing of the sale of each other class of Notes.

         Upon receipt of a request by an investor who has received an electronic prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the Depositor or the Underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                     EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         In addition to the legal opinions described in the prospectus, certain legal matters relating to the Originator, the Notes and the Certificates, certain federal income tax matters, and other matters will be passed upon for the Originator by Brown & Wood LLP, New York, New York. Certain legal matters and corporation franchise tax matters will be passed upon for the Issuer by Saxon, Barry, Gardner & Kincannon, San Diego, California. Certain legal matters will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois. Brown & Wood LLP and Mayer, Brown & Platt may from time to time render legal services to the Originator, Transferor, the Depositor, the Servicer and its affiliates. Certain legal matters will be passed upon for the Underwriters by Clifford, Chance Rogers & Wells LLP. Certain partners of Clifford, Chance, Rogers & Wells LLP and Saxon, Barry, Gardner & Kincannon hold equity interests in PeopleFirst.com Inc., the parent company of PeopleFirst Finance, LLC. Certain legal matters will be passed upon for the Insurer by Brian Mellstrom, Associate General Counsel to the Insurer.

                              RATINGS OF THE NOTES

         Although the Issuer will not issue the Notes unless S&P and Moody's rate the Class A-1 Notes in the highest short-term rating category and the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes in the highest long-term rating category, there is no guarantee that such ratings will not be lowered or withdrawn by a Rating Agency in the future. The ratings of the Notes by the Rating Agencies will be based on the Policy. A rating is not a recommendation to purchase, hold or sell the Notes.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described in the prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of Financial Security Assurance Inc. and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd., are hereby incorporated by reference in this prospectus supplement:

         (a)      Annual Report on Form 10-K for the year ended December 31,
1999, and

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         All financial statements of Financial Security Assurance Inc. and subsidiaries included in documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

                             INDEX OF DEFINED TERMS

ABS ........................................................S-32, S-61
ABS Table ........................................................S-32
Amount Financed ..................................................S-40
APR ..............................................................S-20
Available Funds ..................................................S-61
Backup Servicer ..................................................S-65
Base Servicing Fee ...............................................S-66
Basic Documents ..................................................S-47
Business Day .....................................................S-54
Capitalized Interest Account .....................................S-59
Certificate Distribution Account .................................S-57
Certificateholders' Percentage ...................................S-61
Certificateholders' Principal Carryover Shortfall ................S-61
Certificateholders' Principal Distributable Amount ...............S-61
Class A-1 Final Scheduled Payment Date ...........................S-41
Class A-1 Interest Rate ..........................................S-38
Class A-2 Final Scheduled Distribution Date ......................S-41
Class A-2 Interest Rate ..........................................S-38
Class A-3 Final Scheduled Payment Date ...........................S-41
Class A-3 Interest Rate ..........................................S-38
Class A-4 Final Scheduled Payment Date ...........................S-41
Class A-4 Interest Rate ..........................................S-38
Closing Date .....................................................S-17
Collected Funds ..................................................S-61
Collection Account ...............................................S-57
Collection Period ................................................S-41
Commission .......................................................S-38
Controlling Party ................................................S-44
Cram Down Loss ...................................................S-40
Credit Score .....................................................S-28
Cut-off Date .....................................................S-61
Dealers ..........................................................S-27
Deficiency Claim Amount ..........................................S-59
Deficiency Claim Date ............................................S-59
Deficiency Notice ................................................S-59
Determination Date ...............................................S-59
Distribution Amount ..............................................S-62
Draw Date ........................................................S-62
Event of Default .................................................S-42
Final Scheduled Payment Dates ....................................S-41
Financed Vehicle .................................................S-19

Financial Security ...............................................S-49
Holdings .........................................................S-50
Indenture ........................................................S-38
Indenture Collateral Agent .......................................S-57
Indenture Trustee ................................................S-18
Initial Cut-off Date .............................................S-19
Initial Pre-Funded Amount ........................................S-58
Initial Receivables ..............................................S-19
Insurance Agreement Indenture Cross Defaults .....................S-43
Insurer ..........................................................S-49
Insurer Default ..................................................S-42
Insurer Optional Deposit .........................................S-62
Interest Rates ...................................................S-38
Issuer ...........................................................S-17
Liquidated Receivable ............................................S-40
Mandatory Redemption Date ........................................S-42
Monthly Capitalized Interest Amount ..............................S-59
Moody's ....................................................S-21, S-44
Net Liquidation Proceeds .........................................S-62
Note Distribution Account ........................................S-57
Note Majority ....................................................S-44
Noteholders' Distributable Amount ................................S-62
Noteholders' Interest Carryover Shortfall ........................S-62
Noteholders' Interest Distributable Amount .......................S-62
Noteholders' Monthly Interest Distributable Amount ...............S-62
Noteholders' Percentage ..........................................S-40
Noteholders' Principal  Carryover Shortfall ......................S-39
Noteholders' Principal Distributable Amount ......................S-39
Notes ............................................................S-18
Notice of Default ................................................S-43
Order ............................................................S-53
Original Pool Balance ............................................S-41
Originator .......................................................S-26
Owner Trust Agreement ............................................S-17
Owner Trustee ....................................................S-18
PeopleFirst ................................................S-19, S-26
Person to Person Program .........................................S-27
Policy Claim Amount ..............................................S-63
Pool Balance .....................................................S-40
Pre-Funded Amount ................................................S-58
Pre-Funding Account ..............................................S-58
Pre-Funding Period ...............................................S-58
Principal Balance ................................................S-40

Principal Distributable Amount ...................................S-39
Purchase Amount ..................................................S-56
Purchased Receivable .............................................S-41
Rating Agencies ............................................S-21, S-44
Receipt ..........................................................S-54
Receivables ......................................................S-19
Receivables Pool .................................................S-20
Receivables Transfer and Servicing Agreements ....................S-55
Received .........................................................S-54
Record Date ......................................................S-38
Remaining Pre-Funding Amount .....................................S-42
Reserve Account Agreement ........................................S-57
Reserve Account Required Amount ..................................S-57
S&P ........................................................S-21, S-44
Sale and Servicing Agreement .....................................S-55
Scheduled Payments ...............................................S-52
Servicer .........................................................S-26
Servicer Default .................................................S-64
Servicer's Certificate ...........................................S-59
Servicing Fee ....................................................S-65
Servicing Fee Rate ...............................................S-66
Servicing Portfolio ..............................................S-29
Subsequent Cut-off Date ..........................................S-19
Subsequent Receivables ...........................................S-19
Subsequent Transfer Agreement ....................................S-20
Transferor .......................................................S-26
Trust ............................................................S-17
Trust Fund .......................................................S-19
Underwriter ......................................................S-69

                       Prospectus, dated December 5, 2000

Prospectus
                            VEHICLE RECEIVABLES TRUST

                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                            (EACH ISSUABLE IN SERIES)

     -----------------------------------------------------------------------


                           ML ASSET BACKED CORPORATION

     -----------------------------------------------------------------------


BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE TO READ THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS AND THIS RISK FACTORS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

The notes and the certificates will represent interests in or obligations of the trust only and will not represent interests in or obligations of ML Asset Backed Corporation or any of its affiliates.

This prospectus may be used to offer and sell any of the notes or certificates only if accompanied by the prospectus supplement for the related trust.

Each trust--

- will issue a series of asset-backed notes and/or certificates in one or more classes;

-    will own or, acquire a security interest in--

     -   a portfolio of motor vehicle installment loans;

     -   collections on those loans;

     -   security interests in the vehicles financed by those loans; and

     -   funds in the accounts of the trust; and

- may have the benefit of one or more other forms of credit enhancement.

The main sources of funds for making payments on a trust's securities will be collections on its motor vehicle installment loans and any credit enhancement that the trust may have. Each class of securities will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in an accompanying prospectus supplement.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  --------------------------------------------




                  --------------------------------------------


                The date of this prospectus is December 5, 2000.

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT........4
WHERE YOU CAN FIND ADDITIONAL INFORMATION.........................................................................4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................5
     Copies of the Documents......................................................................................5
SUMMARY...........................................................................................................6
RISK FACTORS.....................................................................................................11
THE TRUSTS.......................................................................................................16
     The Receivables.............................................................................................16
     The Seller and the Servicer.................................................................................18
     The Trustees................................................................................................18
THE RECEIVABLES POOLS............................................................................................18
MATURITY AND PREPAYMENT CONSIDERATIONS...........................................................................22
POOL FACTORS AND TRADING INFORMATION.............................................................................23
     Notes.......................................................................................................23
     Certificates................................................................................................23
     The Factors Described Above Will
     Decline as the Trust Makes Payments
     on the Securities...........................................................................................24
     Additional Information......................................................................................24
USE OF PROCEEDS..................................................................................................24
THE COMPANY AND THE DEPOSITOR....................................................................................24
PRINCIPAL DOCUMENTS..............................................................................................25
CERTAIN INFORMATION REGARDING THE
     SECURITIES..................................................................................................27
     General.....................................................................................................27
     Fixed Rate Securities.......................................................................................28
     Floating Rate Securities....................................................................................28
     Book-Entry Registration.....................................................................................29
     Definitive Securities.......................................................................................34
     Reports to Securityholders..................................................................................35
THE INDENTURE....................................................................................................36
     The Indenture Trustee.......................................................................................42
DESCRIPTION OF THE RECEIVABLES
     TRANSFER AND SERVICING AGREEMENTS...........................................................................42
     Sale and Assignment of
     Receivables.................................................................................................43
     Accounts....................................................................................................45
     Servicing Procedures........................................................................................45
     Collections.................................................................................................46
     Advances....................................................................................................47
     Servicing Compensation and
     Expenses....................................................................................................48
     Distributions...............................................................................................48
     Credit and Cash Flow
     Enhancement.................................................................................................48
     Net Deposits................................................................................................50
     Statements to Trustees and Trusts...........................................................................50
     Evidence as to Compliance...................................................................................50
     Certain Matters Regarding the
     Servicer....................................................................................................51
     Events of Servicing Termination.............................................................................52
     Rights Upon Event of Servicing
     Termination.................................................................................................52
     Waiver of Past Events of Servicing
     Termination.................................................................................................53
     Amendment...................................................................................................53
     Payment of Notes............................................................................................53
     Termination.................................................................................................53
     List of Certificateholders..................................................................................54
     Administration Agreement....................................................................................54
SOME IMPORTANT LEGAL ISSUES
     RELATING TO THE RECEIVABLES.................................................................................55
     General.....................................................................................................55
     Security Interests in the Financed
     Vehicles....................................................................................................55
     Enforcement of Security Interests in
     Vehicles....................................................................................................57
     Certain Bankruptcy Considerations...........................................................................58
     Consumer Protection Laws....................................................................................58
     Other Matters...............................................................................................59
MATERIAL FEDERAL INCOME TAX
     CONSEQUENCES................................................................................................59
     Trusts for Which a Partnership
     Election is Made............................................................................................61

     Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller...................68
     Trusts Treated as Grantor Trusts............................................................................69
     FASIT Provisions............................................................................................74
CERTAIN STATE TAX CONSEQUENCES...................................................................................77
ERISA CONSIDERATIONS.............................................................................................77
     Underwriter Exemption.......................................................................................80
     Special Considerations Applicable to
     Insurance Company General
     Accounts....................................................................................................83
PLAN OF DISTRIBUTION.............................................................................................84
LEGAL OPINIONS...................................................................................................85
GLOSSARY OF TERMS................................................................................................86

                 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
                      THIS PROSPECTUS AND THE ACCOMPANYING
                              PROSPECTUS SUPPLEMENT

         We provide information on your securities in two separate documents that offer varying levels of detail:

         - this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

         - the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

         If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

         You will find a glossary of defined terms used in this prospectus on page 86.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         ML Asset Backed Corporation has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes additional information.

         You may inspect and copy the registration statement at:

         - the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

         - the SEC's regional office at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and

         - the SEC's regional office at Seven World Trade Center, New York, New York 10048.

Also, the SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as ML Asset Backed Corporation, that file electronically with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Copies of the Documents

         You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

         -    you received this prospectus and the prospectus supplement and

         -    you request copies from us at:

                           ML Asset Backed Corporation
                                250 Vesey Street
                             World Financial Center
                            North Tower - 10th Floor
                          New York, New York 10281-1310
                                 (212) 449-0336

This offer only includes the exhibits to the documents if the exhibits are specifically incorporated by reference in the documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                     SUMMARY

         The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

THE TRUSTS

A separate trust will be formed to issue each series of securities. Each trust will be formed by an agreement between the depositor and the trustee of the trust.

THE COMPANY

ML Asset Backed Corporation.

DEPOSITOR

The prospectus supplement will name the depositor for the trust. The depositor will be either the company or a limited purpose finance subsidiary of the company. The depositor for each trust will sell to, or otherwise deposit into, the trust the receivables that back the related series of securities.

SELLER

The prospectus supplement will name the seller for the trust. The seller for each trust will sell or, if so specified in the prospectus supplement, grant a security interest in the related receivables to the depositor for that trust.

SERVICER

The prospectus supplement will name the servicer of the receivables for the trust.

TRUSTEE

The prospectus supplement will name the trustee for the trust.

INDENTURE TRUSTEE

If a trust issues notes, the prospectus supplement will name the indenture trustee.

SECURITIES

A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

-    its principal amount;

-    its interest rate, which may be fixed or variable or a combination;

- the timing, amount and priority or subordination of payments of principal and interest;

-    the method for calculating the amount of principal and interest payments;

- the payment dates, which may occur at monthly, quarterly or other specified intervals, for that class;

-    its final scheduled payment date;

-    whether and when it may be redeemed prior to its final payment date; and

- how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

- principal payments with disproportionate, nominal or no interest payments or

-    interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities that is not being offered to the public.

THE RECEIVABLES

The receivables of each trust will consist of a pool of motor vehicle loans secured by new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or recreational vehicles including:

- the rights to receive payments made on the loans after the cutoff date specified in the related prospectus supplement;

-    security interests in the vehicles financed by the loans; and

-    any proceeds from claims on various related insurance policies.

The receivables will be originated either by the seller with respect to the trust or by motor vehicle dealers or lenders. In the latter case, the receivables will have been purchased, directly or indirectly, by the seller pursuant to agreements with the dealers or lenders. The seller will sell or, if so specified in the prospectus supplement, grant a security interest in the receivables to the depositor who will in turn convey them to the trust that is issuing the related series of securities.

You will find a description of the characteristics of each trust's receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see "The Receivables Pools".

OTHER PROPERTY OF THE TRUST

In addition to the receivables, each trust will own amounts on deposit in various trust accounts or, if so specified in the prospectus supplement, acquire a security interest therein, which may include:

-    an account into which collections are deposited;

-    an account to fund post-closing purchases of additional receivables; and

-    a reserve fund or other account providing credit enhancement.

ACQUISITION OF RECEIVABLES AFTER THE CLOSING DATE

If a trust has not acquired all of its receivables at the time you purchase your securities, it will acquire the remainder of its receivables from the seller over a period specified in the prospectus supplement. A trust may, during a period specified in the prospectus supplement, use principal collections on its receivables to acquire additional receivables.

CREDIT OR CASH FLOW ENHANCEMENT

The prospectus supplement will specify the credit or cash flow enhancement, if any, for each series of securities. Credit or cash flow enhancement may consist of one or more of the following:

-    subordination of one or more classes of securities;

-    a reserve fund;

- overcollateralization, meaning the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities;

- excess interest collections, meaning the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in any reserve fund;

-    letter of credit or other credit facility;

-    surety bond or insurance policy;

-    liquidity arrangements;

- swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

-    repurchase or put obligations;

-    yield supplement agreements;

-    guaranteed investment contracts;

-    guaranteed rate agreements;

-    corporate guarantees; or

-    other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

RESERVE FUND

If there is a reserve fund, the trust or seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

Amounts on deposit in a reserve fund will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement will also specify (1) any minimum balance to be maintained in the reserve fund and what funds are available for deposit to reinstate that balance and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see "Description of the Receivables Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement".

TRANSFER AND SERVICING OF THE RECEIVABLES

With respect to each trust, a seller will transfer the related receivables to the depositor under a receivables purchase agreement, which, in turn, will transfer the receivables to the trust under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

SERVICING FEES

Each trust will pay the related servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation the fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

SERVICER ADVANCES OF LATE INTEREST PAYMENTS

If so specified in the related prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a monthly collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related late payments.

REPURCHASE MAY BE REQUIRED FOR BREACHES OF REPRESENTATIONS

Each seller will make representations and warranties as of the cutoff date relating to the receivables transferred by it to the depositor. The prospectus supplement will set forth the conditions under which the seller will be obligated to repurchase any receivable from the trust which may include the following: (1) one of the seller's representations or warranties is breached with respect to that receivable, (2) the receivable is materially and adversely affected by the breach and (3) the breach has not been cured following the discovery by or notice to the seller of the breach. If so specified in the related prospectus supplement, the seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase.

For a description of the representations and warranties given by the seller and seller's related, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

OPTIONAL REDEMPTION

The servicer for each trust will have the option to purchase the trust's receivables on any payment date when the aggregate principal balance of the receivables has declined to or below a specified percentage of their balance as of the applicable cutoff date. That percentage will be specified in the related prospectus supplement and is expected to be 10% of the cutoff date balance. Should the servicer exercise its option, the securities of that trust will be prepaid in full with the purchase proceeds.

TAX STATUS

Brown & Wood LLP, special counsel to the depositor, is of the opinion that, for federal income tax purposes:

-    securities issued as notes will be treated as indebtedness;

- securities issued as certificates will be treated as one of the following, as specified in the related prospectus supplement:

     -    indebtedness;

     -    ownership interests in the related trust fund or in its assets;

     - if the trust elects to be treated as a Financial Asset Securitization Investment Trust, "FASIT
           regular securities" or "FASIT ownership securities";

- each trust will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

For additional information concerning the application of federal and state tax laws to the securities, see "Material Federal Income Tax Consequences".

ERISA CONSIDERATIONS

Notes

Notes will generally be eligible for purchase by employee benefit and other plans subject to ERISA or to Section 4975 of the Code, and to persons investing on behalf of or with plan assets of such plans subject to certain considerations.

Grantor Trust Certificates

Certificates issued by a grantor trust will generally be eligible for purchase by employee benefit and other plans subject to ERISA or to Section 4975 of the Code, and to persons investing on behalf of or with plan assets of such plans, provided certain conditions are met.

Certificates issued by a an owner trust may be eligible for purchase by employee benefit and other plans subject to ERISA or to Section 4975 of the Code, and to persons investing on behalf of or with plan assets of such plans. However, income in respect of such certificates will constitute unrelated business taxable income to a tax-exempt investor.

If you are an employee benefit plan, you should review the matters discussed under "ERISA Considerations" before investing in the securities.

FORM, DENOMINATION AND RECORD DATE

The notes will be issued only in book-entry form. Each investor's interest in the notes will be represented through an agent, rather than by a physical note held by the investor. A trust will not issue physical notes to investors unless specific events occur which make it necessary or desirable to do so.

The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

The denominations in which securities may be purchased and the record date for each payment on the securities will be set forth in the prospectus supplement.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of the securities.


YOU MAY HAVE DIFFICULTY SELLING YOUR SECURITIES OR OBTAINING YOUR DESIRED PRICE

There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

INTERESTS OF OTHER PERSONS IN THE RECEIVABLES COULD REDUCE THE FUNDS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES

Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables or, if so specified in the prospectus supplement, the grant of a security interest therein by the seller to the depositor and by the depositor to the trust. In addition, the seller will mark its computer systems, and each of the seller and the depositor will mark its accounting records, to reflect its transfer of the receivables. However, unless otherwise provided in the related prospectus supplement, the servicer will maintain possession of the receivables and will not segregate or mark the receivables as belonging to the trust. Accordingly, another person could acquire an interest in a receivable that is superior to the trust's interest by obtaining physical possession of that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest, some or all of the collections on that receivable may not be available to make payment on your securities.

Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the trust's security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

The trust's security interest in the financed vehicles could be impaired for one or more of the following reasons:

- the seller or the depositor might fail to perfect its security interest in a financed vehicle;

- another person may acquire an interest in a financed vehicle that is superior to the trust's security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party;

- the trust may not have a security interest in the financed vehicles in some states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the trust;

- holders of some types of liens, such as tax liens or mechanics' liens, may have priority over the trust's security interest; and

- the trust may lose its security interest in vehicles confiscated by the government.

Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is transferred to the trust.

CONSUMER PROTECTION LAWS MAY REDUCE PAYMENTS ON YOUR SECURITIES

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans. Some of these laws make an assignee of the loan, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

ONLY THE ASSETS OF THE TRUST ARE AVAILABLE TO PAY YOUR SECURITIES

The securities represent interests solely in a trust or indebtedness of a trust and will not be insured or guaranteed by the depositor, the seller or any of their respective affiliates, or any other person or entity other than the trust. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

AMOUNTS ON DEPOSIT IN ANY RESERVE FUND WILL BE LIMITED AND SUBJECT TO DEPLETION

The amount required to be on deposit in any reserve fund will be limited. If the amounts in the reserve fund are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on securities, the trust will depend solely on collections on the receivables and any other credit or cash flow enhancement to make payments on your securities. In addition, the minimum required balance in a reserve fund may decrease as the outstanding balance of the receivables decreases.

YOU MAY SUFFER LOSSES UPON A LIQUIDATION OF THE RECEIVABLES IF THE PROCEEDS OF THE LIQUIDATION ARE LESS THAN THE AMOUNTS DUE ON THE OUTSTANDING SECURITIES

Under the circumstances described herein and in the related prospectus supplement, the receivables of a trust may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

SUBORDINATION OF CERTAIN SECURITIES MAY REDUCE PAYMENTS TO THOSE SECURITIES

To the extent specified in the related prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Subordination may take the following forms:

- interest payments on any date on which interest is due may first be allocated to the more senior classes;

- principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

- principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made; and

- if the trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the prospectus supplement.

PREPAYMENTS ON THE RECEIVABLES MAY ADVERSELY AFFECT THE AVERAGE LIFE OF AND RATE OF RETURN ON YOUR SECURITIES

You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. Faster than expected prepayments on the receivables may cause the trust to make payments on its securities earlier than expected. We cannot predict the effect of prepayments on the average life of your securities.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

-    prepayments in whole or in part by the obligor;

-    liquidations due to default;

- partial payments with proceeds from physical damage, credit life and disability insurance policies;

- required purchases of receivables by the servicer or repurchases of receivables by the seller for specified breaches of their representations or covenants; and

- an optional repurchase of a trust's receivables by the servicer when their aggregate principal balance is 10% or less of the initial aggregate principal balance, or under any other circumstances as may be specified in the related prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled payment date specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

For more information regarding the timing of repayments of the securities, see "Maturity and Prepayment Considerations" in the related prospectus supplement and in this prospectus.

YOU MAY SUFFER A LOSS ON YOUR SECURITIES BECAUSE THE SERVICER MAY COMMINGLE COLLECTIONS ON THE RECEIVABLES WITH ITS OWN FUNDS

If the servicer satisfies the requirements specified in the related prospectus supplement, it will be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the trust until the day prior to the date on which the related distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the payment date, you might incur a loss on your securities.

For more information about the servicer's obligations regarding payments on the receivables, see "Description of the Receivables Transfer and Servicing Agreements -- Collections".

THE SENIOR CLASS OF SECURITIES CONTROLS REMOVAL OF THE SERVICER UPON A DEFAULT ON ITS SERVICING OBLIGATIONS

Generally, the holders of a majority of a trust's senior class of securities (or the applicable trustee acting on their behalf) can remove the related servicer if the servicer --

- does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery;

- defaults on a servicing obligation which materially and adversely affects the trust after a grace period after notice; or

-    initiates or becomes the subject of insolvency proceedings.

Those holders may also waive a default by the servicer. The holders of any subordinate class of securities may not have any rights to participate in these determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes. See "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination".

GEOGRAPHIC CONCENTRATION OF A TRUST'S RECEIVABLES MAY ADVERSELY AFFECT YOUR SECURITIES

Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of a trust's receivables could adversely affect the securities of that trust. We are unable to forecast, with respect to any state or region, whether any of these conditions may occur, or to what extent the receivables or the repayment of your securities may be affected. The location of a trust's receivables by state, based upon obligors' addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

RATINGS OF THE SECURITIES

At the initial issuance of the securities of a trust, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security's rating would adversely affect its value.

YOU MAY EXPERIENCE A LOSS ON YOUR NOTES BECAUSE A REPOSSESSION OF THE FINANCED VEHICLE MAY RESULT IN THE FULL AMOUNT OF THE RECEIVABLE NOT BEING REALIZED

In the event that the depositor or the trustee must rely on repossession and disposition of financed vehicles to recover scheduled payments due on defaulted receivables, the issuer may not realize the full amount due (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the issuer to realize the full amount due on a receivable include whether amendments to certificates of title relating to the financed vehicles had been filed, whether financing statements to perfect the security interest in the financed vehicles had been filed, depreciation, obsolescence, damage or loss of any financed vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the holders of the notes may be subject to delays in receiving payments and may suffer loss of their investment in the notes.



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
YOU MAY EXPERIENCE A LOSS ON YOUR NOTES BECAUSE RECOVERY UNDER THE INSURANCE POLICY MAY BE LESS THAN THE OUTSTANDING AMOUNT ON THE RECEIVABLE

Each receivable generally requires the related obligor to maintain insurance covering physical damage to the financed vehicle in an amount not less than the unpaid principal balance of such receivable pursuant to which the originator is named as a loss payee. Since the obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.

In addition to physical damage insurance which may be required to be maintained by the obligors pursuant to the receivables, each financed vehicle, if specified in the related prospectus supplement, may be insured against physical damage risks by a policy of vendor's single interest physical damage insurance which provides limited coverage (subject to deductibles) for, among other things, (i) physical loss or damage from any external cause to such vehicle and (ii) inability to locate such vehicle or the related obligor. Any recovery under this policy may be less than the outstanding principal and interest due on the related receivable. In the event of any such shortfall holders of the notes could suffer a loss on their investment.

YOU MAY EXPERIENCE A LOSS ON YOUR NOTES BECAUSE DELINQUENCIES MAY INCREASE

There can be no assurance that the historical levels of delinquencies and losses experienced by the related seller on its portfolio of retail installment sales contracts or note and security agreements will be indicative of the performance of the receivables included in any trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the Federal income tax laws, changes in the local, regional or national economies or due to other events.

                                   THE TRUSTS

     We will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the prospectus supplement will so state.

     The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement.

THE RECEIVABLES

     The property of each trust will consist primarily of a pool of receivables consisting of motor vehicle installment loans secured by the vehicles financed by those loans. The financed vehicles will consist of new and used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or recreational vehicles. Each trust will be entitled to all payments due on the receivables that are property of the trust on and after the applicable cutoff date in the case of precomputed receivables, and to all payments received on the loans on and after the applicable cutoff date in the case of simple interest receivables. The receivables will be originated either by the seller with respect to the trust or by dealers or lenders and then purchased by the seller. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the closing date for the trust, the seller will sell the receivables or, if so specified in the prospectus supplement, grant a security interest therein to the depositor and the depositor, in turn, will sell the receivables or, if so specified in the prospectus supplement, grant a security interest therein to the trust.

     To the extent provided in the prospectus supplement, the seller will convey additional receivables to the trust as frequently as daily during the funding period specified in the prospectus supplement. For a series of securities for which a funding period is established, the trust will acquire additional receivables during the funding period using amounts on deposit in a pre-funding account. In addition, or in the alternative, the prospectus supplement may specify a revolving period for the related trust. During a revolving period the trust may use principal collections on its receivables to acquire additional receivables from the seller.

     The property of each trust will also include:

     -    security interests in the financed vehicles;

     - the rights to proceeds, if any, from claims on theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     - the seller's and depositor's rights to documents and instruments relating to the receivables;

     - amounts that from time to time may be held in one or more accounts maintained for the trust;

     - any credit or cash flow enhancement specified in the prospectus supplement;

     - any property that shall have secured a receivable and that shall have been acquired by or on behalf of the seller, the servicer, the depositor or the applicable trust;

     - the interest of the depositor in any proceeds from recourse to dealers on receivables or financed vehicles with respect to which the servicer has determined that eventual repayment in full is unlikely;

     - any rebates of insurance premiums or other amounts to the extent financed under the receivables; and

     -    any and all proceeds of the above items.

     If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If the trust issues certificates, the certificates will represent beneficial interests in the trust, and will be subordinated to the notes to the extent described in the related prospectus supplement.

THE SELLER AND THE SERVICER

     Information concerning the related seller's experience with respect to its total portfolio of motor vehicle receivables, including previously transferred receivables which the seller continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

     A servicer specified in the related prospectus supplement will service the receivables held by the related trust and will receive fees for its services. To facilitate the servicing of the receivables, each trustee will authorize the applicable servicer to retain physical possession of the loan files for the receivables held by the related trust as custodian for the trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the trust and the related trustee. See "Risk Factors--Interests of other persons in the receivables could reduce the payments on your securities" and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables".

THE TRUSTEES

     The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

- the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture, or

-    the trustee becomes insolvent.

     In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

                              THE RECEIVABLES POOLS

     Criteria for Selecting the Receivables.

     The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

     The receivables to be held by each trust will be acquired by the depositor from the seller specified in the related prospectus supplement in accordance with several criteria, including that each receivable

- is secured by a financed vehicle that, as of the cutoff date, has not been repossessed without reinstatement,

-    was originated in the United States,

-    has a fixed or variable interest rate,

-    is a simple interest receivables or a precomputed receivable,

- provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement,

-    as of the cut-off date:

               - had an outstanding principal balance of at least the amount set forth in the related prospectus supplement;

               - was not more than 30 days (or such other number of days specified in the related prospectus supplement) past due;

               - had a remaining number of scheduled payments not more than the number set forth in the related prospectus supplement;

               - had an original number of scheduled payments not more than the number set forth in the related prospectus supplement; and

               - had an annual percentage rate of not less than the rate per annum set forth in the related prospectus supplement, and

-    satisfies any other criteria set forth in the prospectus supplement.

     No selection procedures believed by the related seller to be adverse to the holders of securities of the related series will be used in selecting the receivables for the trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

     Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment under a simple interest receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate of interest of the loan and further multiplied by the period elapsed since the last payment of interest was made. As payments are received under a simple interest receivable, the amount received is applied

- first, to interest accrued to from the date of last payment to the date of the current payment,

-    second, to reduce the unpaid principal balance, and

-    third, to late fees and other fees and charges, if any.

     Accordingly, if an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date

- the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

- the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

- the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

- the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor under a simple interest receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

     Precomputed Receivables. Alternatively, the receivables may provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or for allocation of payments according to the "rule of 78's" or other method which will be described in the related prospectus supplement.

     Balloon Payment Receivables. The receivables to be held by each trust, whether simple interest receivables or precomputed receivables, may provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month's interest. This final payment, known as a balloon payment, is generally set by the related seller for each particular model of vehicle at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the balloon payment as a result of

- additional fees and charges that may be owed by the obligor with respect to the contract or the financed vehicle, including charges for excess wear and tear and excess mileage on the financed vehicle and

- in the case of a simple interest receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions.

     Upon maturity of a balloon payment receivable, the related obligor may satisfy the amount it owes by:

- paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, during the term of the receivable and the application of day counting conventions,

- refinancing the amount then due, subject to satisfying the conditions associated with the new loan, or

- selling the related financed vehicle to the servicer or its assignee for an amount equal to the balloon payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the balloon payment to the servicer.

     If the obligor sells the financed vehicle to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the balloon payment upon the subsequent sale of the financed vehicle. If the full amount owed by an obligor under a balloon payment receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

     If the receivables in a pool of receivables included in a trust include balloon payment receivables, we will provide more specific information about the origination and servicing of those receivables and the consequences of including them in a trust in the related prospectus supplement.

WE WILL PROVIDE MORE SPECIFIC INFORMATION ABOUT THE RECEIVABLES IN THE PROSPECTUS SUPPLEMENT

     Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

- the portion of the receivables pool consisting of precomputed receivables and of simple interest receivables;

- the portion of the receivables pool secured by new financed vehicles and by used financed vehicles;

-    the aggregate principal balance of all of the related receivables;

- the average principal balance of the related receivables and the range of principal balances;

-    the number of receivables in the receivables pool;

-    the geographic distribution of receivables in the receivables pool;

- the average original amount financed and the range of original amounts financed;

-    the weighted average contract rate of interest and the range of rates;

-    the weighted average original term and the range of original terms;

-    the weighted average remaining term and the range of remaining terms;

-    the scheduled weighted average life;

-    the distribution by stated contract rate of interest;

- the seller's underwriting procedures and guidelines applicable to the receivables; and

-    the servicer's servicing procedures applicable to the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the securities of each trust will be influenced by the rate at which the principal balances of its receivables are paid. Payments may be in the form of scheduled amortization, prepayments or other receipt of payments on the receivables in advance of their due date. The circumstances under which these payments may occur include:

-    Prepayments by obligors, who may repay at any time without penalty.

- The seller may be required to repurchase a receivable transferred to the trust if a breach of the representations and warranties made by the seller with respect to the receivable has occurred and the receivable is materially and adversely affected by the breach.

- The servicer may be obligated to purchase a receivable from the trust if breaches of specified covenants occur or if the servicer extends or modifies the terms of a receivable beyond the collection period preceding the final scheduled payment date for the securities.

- Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

-    Liquidations of the receivables due to default.

- Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

     The rate of payments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the rate of prepayments of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

     The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

                      POOL FACTORS AND TRADING INFORMATION

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates.

NOTES

     How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to that class of notes indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on each payment date, as a fraction of the initial outstanding principal amount of each class of notes.

     Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of--

-    the original denomination of your note and

- the factor relating to your class of notes computed by the servicer in the manner described above.

CERTIFICATES

     How the Servicer Computes the Factor For Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to that class of certificates indicating the remaining outstanding balance of that class of certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on each payment date, as a fraction of the initial outstanding balance of each class of certificates.

     Your Portion of the Outstanding Amount of the Certificates. For each certificate you own, your portion of that class of certificates is the product of--

-    the original denomination of your certificate and

- the factor relating to your class of certificates computed by the servicer in the manner described above.

THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE SECURITIES

     The factor for each class of notes and certificates will initially be
1.0000000. The factors will then decline to reflect reductions, as applicable, in --

-    the outstanding principal amount of the applicable class of notes or

-    the outstanding balance of the applicable class of certificates.

ADDITIONAL INFORMATION

     Unless otherwise provided in the related prospectus supplement with respect to a trust, the noteholders and the certificateholders, as applicable, will receive reports on or about each payment date concerning (1) with respect to the preceding collection period, payments received on the receivables, the outstanding balance of the receivables, pool factors for each class of notes and certificates, as applicable, and various other items of information, and (2) amounts allocated or distributed on the preceding payment date and any reconciliation of those amounts with information previously provided by the servicer. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                 USE OF PROCEEDS

     The net proceeds from the sale of the securities of a trust will be applied by the trust:

- for the acquisition of the receivables or for obtaining a security interest in the receivables from the depositor;

- if the trust has a pre-funding account, to make the deposit into that account;

- if the trust has a yield supplement account, to make the deposit into that account;

- if the trust has a reserve fund, to make the initial deposit into that account; and

-    for any other purposes specified in the prospectus supplement.

     The depositor will use the portion of the net proceeds from the sale of the securities that is paid to it to acquire either the receivables or a security interest therein from the related seller and to pay for expenses incurred in connection with the acquisition of the receivables and sale of the securities. The trust may also issue one or more classes of securities to the seller in partial payment for the receivables.

                          THE COMPANY AND THE DEPOSITOR

     ML Asset Backed Corporation, the company, was incorporated in the State of Delaware on September 22, 1987 and is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The company maintains its principal office at 250 Vesey Street, World Financial Center, New York, New York 10281. Its telephone number is (212) 449-0336.

     As specified in the related prospectus supplement, the depositor with respect to any series of securities may be the company or a limited purpose finance subsidiary of the company. The company anticipates that the depositor will acquire the receivables to be included in each trust from one or more sellers in the open market or in privately negotiated transactions. The only obligations of the depositor with respect to the securities issued by any trust will be to repurchase receivables in the event of a material breach of a representation or warranty, but even then only to the extent the related seller simultaneously performs its obligation to repurchase the same receivables from the depositor. The company and the depositor will have no ongoing servicing obligations or responsibilities with respect to any receivable.

     The company does not have, is not required to have, and is not expected in the future to have, any significant assets. Any depositor other than the company will also not be required to have, and is not expected to have, any significant assets. None of the company, the related seller, the related depositor or any of their respective affiliates will insure or guarantee the receivables or the securities of any series.

                               PRINCIPAL DOCUMENTS

     In general, the operations of a trust will be governed by the following documents:

IF THE TRUST ISSUES NOTES:


            DOCUMENT                                PARTIES                                      PRIMARY PURPOSES
----------------------------------   -------------------------------------------      ---------------------------------------------
Trust Agreement                      Owner trustee and the depositor                  Creates the trust

                                                                                      Provides for issuance of any
                                                                                      certificates and payments to
                                                                                      certificateholders

                                                                                      Establishes rights and duties of
                                                                                      owner trustee

                                                                                      Establishes rights of
                                                                                      certificateholders

Indenture                            Trust, as issuer of the notes, and               Provides for issuance of the notes,
                                     indenture trustee                                the terms of the notes and payments
                                                                                      to noteholders

                                                                                      Establishes rights and duties of
                                                                                      indenture  trustee

                                                                                      Establishes rights of noteholders

            DOCUMENT                               PARTIES                                         PRIMARY PURPOSES
----------------------------------   -------------------------------------------      ---------------------------------------------
Receivables Purchase                 The seller and the depositor as                  Effects sale of receivables from the
Agreement                            purchaser                                        seller to the depositor

                                                                                      Contains representations and warranties of
                                                                                      seller concerning the receivables


                                                                                      Provides that assignees of the depositor,
                                                                                      specifically the indenture trustee, may
                                                                                      enforce the seller's representations and
                                                                                      warranties directly

Sale and Servicing Agreement         The depositor, as seller, the                    Effects transfer of receivables from
                                     servicer, and the trust as purchaser             the depositor to the trust

                                                                                      Contains servicing obligations of servicer

                                                                                      Provides for compensation to servicer

                                                                                      Directs how cash flow will be applied to
                                                                                      expenses of the trust and payments on its
                                                                                      securities


IF THE TRUST IS A GRANTOR TRUST (AS SPECIFIED IN THE PROSPECTUS SUPPLEMENT):


            DOCUMENT                               PARTIES                                       PRIMARY PURPOSES
----------------------------------   -------------------------------------------      ---------------------------------------------
Receivables Purchase                 The seller and the depositor as                  Effects sale of receivables from the
Agreement                            purchaser                                        seller to the depositor

                                                                                      Contains representations and warranties of
                                                                                      seller concerning the receivables

                                                                                      Provides that assignees of the depositor,
                                                                                      specifically the trustee, may enforce the
                                                                                      seller's representations and warranties
                                                                                      directly

            DOCUMENT                               PARTIES                                       PRIMARY PURPOSES
----------------------------------   -------------------------------------------      ---------------------------------------------
Pooling and Servicing                Trustee, the depositor and the                    Creates the trust
Agreement                            servicer
                                                                                       Effects sale of receivables from the
                                                                                       depositor to the trust

                                                                                       Contains servicing obligations of servicer

                                                                                       Provides for issuance of certificates and
                                                                                       payments to certificateholders

                                                                                       Directs how cash flow will be applied to
                                                                                       expenses of the trust and payments to
                                                                                       certificateholders

                                                                                       Establishes rights and duties of trustee

                                                                                       Establishes rights of certificateholders


     Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

GENERAL

     The prospectus supplement will describe

- the timing, amount and priority of payments of principal and interest on each class of the securities,

-    their interest rates or the formula for determining their interest rates,

- the method of determining the amount of their principal payments, the priority of the application of the trust's available funds to its expenses and payments on its securities and

- the allocation of losses on the receivables among the classes of securities.

     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

- principal payments with disproportionate, nominal or no interest payments or

- interest payments with disproportionate, nominal or no principal payments or

-    residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of the applicable class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

FIXED RATE SECURITIES

     Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on another day count basis specified in the related prospectus supplement.

FLOATING RATE SECURITIES

     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (1) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or
(2) as otherwise specified in the related prospectus supplement.

     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another index set forth in the related prospectus supplement.

     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

- a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period. In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law, and

- a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

     Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of The Depository Trust Company's nominee. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, DTC's nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities, will not be entitled to receive a physical certificate representing your interest in the securities.

     If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of the securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of a class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the class of certificates, for distribution to certificateholders in accordance with DTC's procedures with respect thereto.

     Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, the securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.

     The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

     You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.



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
     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.




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
     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The transferor will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

- borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

- borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

- staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward payments on the securities to its participants which then will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit payments on the securities on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

     DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the related securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that its actions are taken on behalf of participants whose holdings include those undivided interests.

     Non-United States holders of global securities will be subject to United States withholding taxes unless they meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of



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
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other financial institutions and may include any of the underwriters of the securities offered under this prospectus. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping, securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.



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
     Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DEFINITIVE SECURITIES

     With respect to any class of notes and any class of certificates issued in book-entry form, the notes or certificates will be issued as definitive notes and definitive certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

     (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator or the trustee, as the case may be, is unable to locate a qualified successor,

     (2) the administrator or the trustee, as the case may be, at its option, elects to terminate the book-entry system through DTC or

     (3) after the occurrence of an event of default under the indenture or an event of servicing termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of the applicable class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to that class is no longer in the best interest of the holders.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as definitive securities to the securityholders.

     Distributions of principal of, and interest on, definitive securities will be made by the indenture trustee or the trustee directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the record date specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions on definitive securities will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the securityholders.

     Definitive securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee



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
may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

REPORTS TO SECURITYHOLDERS

     On or prior to each payment date, the servicer or administrator will prepare and provide to the related trustee a statement to be delivered to the securityholders on the payment date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information or such information specified in the prospectus supplement with respect to the current payment date or the period since the previous payment date, as applicable:

     (1) the amount of the distribution allocable to principal of each class of securities;

     (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

     (3) the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

     (4) the outstanding aggregate balance of the receivables in the trust as of the close of business on the last day of the preceding collection period exclusive of the aggregate principal balance of balloon payments, if any, and the aggregate principal balance of the balloon payments calculated as of the close of business on the last day of the preceding collection period;

     (5)      any credit enhancement amount;

     (6) the aggregate outstanding principal balance and the appropriate factor for each class of notes, and the outstanding balance and the appropriate factor for each class of certificates, each after giving effect to all payments reported under clause (1) above;

     (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related collection period or collection periods, as the case may be;

     (8) the amount of the aggregate losses realized on the receivables during the related collection period, calculated as described in the related prospectus supplement;

     (9) previously due and unpaid interest payments, if any, plus interest accrued on the unpaid interest to the extent permitted by law, on each class of securities, and the change in those amounts from the preceding statement;

     (10) previously due and unpaid principal payments, if any, on each class of securities, and the change in those amounts from the preceding statement;

     (11) the aggregate amount to be paid in respect of receivables, if any, repurchased during the related collection period;




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
     (12) the balance of any reserve fund, if any, after giving effect to deposits or withdrawals on that payment date;

     (13) the amount of advances to be remitted by the servicer on that payment date;

     (14) during any funding period, the amount remaining in the pre-funding account;

     (15) for the first payment date that is on or immediately following the end of any funding period, the amount remaining in the pre-funding account that has not been used to fund the purchase of additional receivables and is being passed through as payments of principal on the securities; and

     (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of that credit or cash flow enhancement arrangement, and the change in any the shortfall from the preceding statement.

     Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of initial principal amount.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to the trust and received any distribution, a statement containing information for the purposes of the securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

                                  THE INDENTURE

     With respect to each trust that issues notes, one or more classes of notes of the trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

     Events of Default. With respect to the notes issued by a trust, events of default, which may be supplemented or modified by the prospectus supplement, under the related indenture will consist of:

- a default by the trust for five days, or any longer period specified in the prospectus supplement, in the payment of any interest on any notes issued by the trust;

- a default in the payment of the principal of or any installment of the principal of any note issued by the trust when the same becomes due and payable;

- a default in the observance or performance of any covenant or agreement of the trust made in the related indenture which default materially and adversely affects the noteholders and continues for a period of 30 days after notice is given to the trust by the applicable indenture trustee or to the



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
     trust and the indenture trustee by the holders of at least 25% in principal amount of the controlling class of notes;

- any representation or warranty made by the trust in the indenture or in any certificate delivered in connection with the indenture having been incorrect in any material adverse respect as of the time made, and the breach not having been cured within 30 days after notice is given to the trust by the applicable indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the controlling class of notes;

- events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

- any other events set forth in the related indenture or prospectus supplement.

     The controlling class of notes of a trust, to the extent the prospectus supplement does not provide "controlling class" or "controlling party" definitions, will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the controlling class so long as they are outstanding, and so on.

     The amount of principal due and payable to noteholders of a trust under the related indenture on each payment date prior to the final schedules payment date generally will be limited to amounts available to pay principal under the priority of payments described in the related prospectus supplement. Therefore, notwithstanding the second event of default described above, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

     Rights upon Event of Default. If an event of default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the controlling class may declare the principal of those notes to be immediately due and payable. The declaration may be rescinded by the holders of a majority in principal amount of the controlling class then outstanding if both of the following occur:

- the trust has paid or deposited with the indenture trustee enough money to pay:

     - all payments of principal of and interest on all notes and all other amounts that would then be due if the event of default causing the acceleration of maturity had not occurred and

     - all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

     - all events of default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

     If an event of default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:



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
-    all of the holders of the notes issued by the trust consent to the sale;

- the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes at the date of the sale; or

- the event of default resulted from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as they would have become due if they had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66% of the aggregate outstanding amount of each class of notes.

     Following an event of default and acceleration, the indenture trustee may also elect, in its discretion, notwithstanding the acceleration, to have the trust maintain possession of the receivables and apply collections as received as if there had been no declaration of acceleration, so long as amounts available for distribution to noteholders are sufficient to make payments due on the notes without giving effect to the acceleration.

     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an event of default under the indenture occurs and is continuing with respect to the notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the controlling class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the controlling class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

     No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

- the holder previously has given to the indenture trustee written notice of a continuing event of default;

- the holders of not less than 25% in principal amount of the controlling class have made written request to the indenture trustee to institute the particular proceeding in its own name as indenture trustee;

- the holder or holders have offered the indenture trustee reasonable indemnity;

- the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

- no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the controlling class.




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
     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

     Each trust will be subject to covenants under the indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

- Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

     - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     - the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture;

     - no event that is, or with notice or lapse of time or both would become, an event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

     - the trust has been advised that the rating of the notes and the certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

     - the trust has received an opinion of counsel to the effect that the merger or consolidation would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder;

     - any action that is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

     - the trust has received an opinion of counsel and officer's certificate each stating that the merger or consolidation satisfies all requirements under the related indenture.

-    Other negative covenants.  Each trust will not, among other things--

     - except as expressly permitted by the applicable agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

     - claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code



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
              or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property,

     -        dissolve or liquidate in whole or in part,

     - permit the lien of the related indenture to be subordinated or otherwise impaired,

     - permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby or

     - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture.

     No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

     List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal amount of the controlling class may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

     Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in that capacity and any action taken by it that materially affects the related notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the notes outstanding under the indenture upon the delivery to the related indenture trustee for cancellation of all outstanding notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all outstanding notes.




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
     Modification of Indenture. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture provided that the action will not materially adversely affect the interests of the noteholders.

     The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

- the action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

- the action will not, as confirmed by the rating agencies rating the notes of the related trust, cause the then current rating assigned to any class of notes to be withdrawn or reduced; and

-    an opinion of counsel as to certain tax matters is delivered.

     Without the consent of the holder of each outstanding note affected thereby, however, no supplemental indenture will:

- change the due date of any installment of principal of or interest on any note or reduce its principal amount, its interest rate or its redemption price, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

- impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment;

- reduce the percentage of the aggregate amount of the controlling class or of the notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with the related indenture or of defaults or events of default under the indenture and their consequences as provided for in the indenture;

- modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

- reduce the percentage of the aggregate outstanding amount of the controlling class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an event of default if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the outstanding notes and certificates;

- decrease the percentage of the aggregate principal amount of the controlling class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of



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
     aggregate principal amount of the notes necessary to amend the indenture or any of the other related agreements;

- affect the calculation of the amount of interest or principal payable on any note on any payment date;

- affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

- permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

THE INDENTURE TRUSTEE

     The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust will be obligated to appoint a successor trustee. The administrator of a trust will be obligated to remove an indenture trustee if the indenture trustee ceases to be eligible to continue as trustee under the related indenture or if the indenture trustee becomes insolvent. In these circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the controlling class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In that event, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for the trust.

        DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the documents under which the depositor will purchase the receivables or, if so specified in the prospectus supplement, acquire a security interest therein from a seller, a trust will purchase the receivables or, if so specified in the prospectus supplement, acquire a security interest therein from the depositor and a servicer will service the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, these documents are the receivables purchase agreement, if any, and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.




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
SALE AND ASSIGNMENT OF RECEIVABLES

     When the trust issues securities, the seller will either transfer and assign, without recourse, to the depositor its entire interests in the related receivables, together with its security interests in the related financed vehicles or will transfer and assign only its security interests in the related financed vehicles, pursuant to a receivables purchase agreement or a sale and servicing agreement, as applicable. The depositor will then transfer and assign to the applicable trustee, without recourse, pursuant to a sale and servicing agreement or a pooling and servicing agreement, as applicable, its entire interest in those receivables, including its security interests in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or sale and servicing agreement, as applicable.

     Sale and Assignment of Additional Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, additional receivables will be sold or, if so specified in the prospectus supplement, a security interest therein will be granted by the seller to the depositor and by the depositor to the applicable trust from time to time during any funding period or revolving period.

     Representations and Warranties. In each receivables purchase agreement or a sale and servicing agreement, as applicable, the related seller will represent and warrant to the depositor that, at the date as of which the receivable is transferred to the trust--

- each receivable (a) has been originated for the retail financing of a motor vehicle by an obligor located in one of the states of the United States or the District of Columbia and (b) contains customary and enforceable provisions so that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

- each receivable and the sale of the related financed vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other applicable consumer credit, equal opportunity and disclosure laws;

- each receivable constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights;

- immediately prior to its sale and assignment to the trust, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to the receivable has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the depositor and by the depositor to the trust;



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
- there are no rights of rescission, setoff, counterclaim, or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any receivable; the seller has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

- except for payment defaults continuing for a period of not more than 30 days (or another number of days specified in the prospectus supplement) as of the cutoff date, the seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any receivable exists; the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

- each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle; and

- any other representations and warranties that may be set forth in the related prospectus supplement.

     The depositor will assign to the related trust its rights against the seller under the representations and warranties relating to the receivables and to the remedies for breaches. If the related series includes notes, the trust will in turn assign the same rights to the indenture trustee. In the receivables purchase agreement or the sale and servicing agreement, as applicable, the seller will agree that assignees of the depositor, including the trust and the indenture trustee, may enforce those rights against the seller directly.

     Seller must repurchase receivables relating to a breach of representation or warranty. Unless otherwise provided in the related prospectus supplement, as of the last day of the second collection period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach is cured, will be obligated to repurchase that receivable from the trust at a price generally equal to its unpaid principal balance plus accrued interest to the date of purchase at the applicable contract rate of interest. Alternatively, if so specified in the related prospectus supplement, the related seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase or substitution obligation constitutes the sole remedy available to the securityholders or any trustee for any uncured breach relating to a representation or warranty made as to the receivables.

     Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate a servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, to maintain possession of the loan agreements and any other documents relating to the receivables. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the loan agreements and other related documents will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of those receivables by the seller to the trust will be filed, and the servicer's accounting records and



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
computer systems will be marked to reflect their sale and assignment. Because those receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of the receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Risk Factors-- Interests of other persons in the receivables could reduce the funds available to make payments on your securities" and "Some Important Legal Issues Relating to the Receivables--Security Interests in the Financed Vehicles".

ACCOUNTS

     In the case of a trust that issues notes, the servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with the indenture trustee a note payment account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made. In the case of a trust that issues certificates or is a grantor trust, the servicer may establish and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

     Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve fund, will be described in the related prospectus supplement.

     For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in permitted investments. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent permitted by the rating agencies, funds in any reserve fund may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund. If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

     The trust accounts will be maintained as eligible deposit accounts, which satisfy certain requirements of the rating agencies.

SERVICING PROCEDURES

     The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow the collection procedures it uses for motor vehicle retail



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
installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to the receivables. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of these arrangements may require the servicer to purchase the receivable while others may result in the servicer making advances with respect to the receivable. The servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor beyond six months past the last day of the collection period preceding the latest date that a receivable matures, as set forth in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of the receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

COLLECTIONS

     With respect to each trust, the servicer will deposit all payments on the related receivables from whatever source and all proceeds of the receivables collected during each collection period into the related collection account within two business days after receipt thereof. However, to the extent specified in the related prospectus supplement, at any time that and for so long as (i) the original servicer is the servicer, (ii) there exists no Event of Servicing Termination and (iii) each other condition as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit amounts into the collection account until the business day preceding the applicable payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate purchase amount with respect to receivables purchased by the servicer.

     Collections on a precomputed receivable made during a collection period shall be applied first to repay any outstanding advances made by the servicer with respect to the receivable, and to the extent that collections on a precomputed receivable during a collection period exceed the outstanding precomputed advances, the collections shall then be applied to the scheduled payment on the receivable. If a prepayment is made on a precomputed receivable and the amount of the prepayment remaining after the scheduled payment is made is insufficient to prepay the precomputed receivable in full, then, generally the remaining amount shall be transferred to and kept in a separate account to be applied on each subsequent payment date to pay either the scheduled payment or, if the remaining amount is then sufficient, to prepay the receivable in full.

     Collections on a receivable made during a collection period which are not late fees, prepayment charges, or other similar fees or charges shall be applied first to any outstanding advances made by the servicer with respect to the receivable and then to the scheduled payment.



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
ADVANCES

     If so provided in the related prospectus supplement, the servicer will make advances on the receivables under the limitations described in this section, and based on the type of receivable, the advance will be either a precomputed advance, a simple interest advance or an advance relating to a balloon payment.

     Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections of interest on and principal of a precomputed receivable with respect to a collection period fall short of the respective scheduled payment, the servicer will make an advance -- a precomputed advance-- in the amount of the shortfall. The servicer will be obligated to make a precomputed advance on a precomputed receivable only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on the related receivable. The servicer will deposit the precomputed advance in the applicable collection account on or before the business day preceding the applicable payment date. The servicer will recoup its precomputed advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the receivable and will release its right to reimbursement in conjunction with its purchase of the receivable as servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its precomputed advance from any collections made on other precomputed receivables in the related receivables pool or from any other source of funds identified in the related prospectus supplement.

     Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable payment date, the servicer shall deposit into the related collection account an amount -- a simple interest advance -- equal to the amount of interest that would have been due on the related simple interest receivables at their respective contract rates of interest for the related collection period, assuming that the simple interest receivables are paid on their respective due date, minus the amount of interest actually received on the simple interest receivables during the related collection period. If this calculation results in a negative number, an amount equal to that amount shall be paid to the servicer in reimbursement of outstanding simple interest advances. In addition, in the event that a simple interest receivable becomes a defaulted receivable, the amount of accrued and unpaid interest thereon, not including interest for the then current collection period, shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding simple interest advances. No advances of principal will be made with respect to simple interest receivables.

     Balloon Payment Receivables. If so provided in the related prospectus supplement, the servicer will make an advance for any portion of a balloon payment for the calendar month in which the balloon payment becomes due if the entire scheduled payment has not been received by the servicer. Generally, the servicer will be reimbursed for an advance relating to a balloon payment on each payment date following the payment date on which the advance was made out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the advance and out of collections on other receivables to the extent of any losses allocable to the balloon payment, but only to the extent the balloon payment and the advance have not otherwise been reimbursed.

     The servicer will deposit all advances into the applicable collection account on the business day immediately preceding the related payment date.



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SERVICING COMPENSATION AND EXPENSES

     Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to a specified percentage per annum of the outstanding balance of the related pool of receivables as of the first day of that collection period. The servicer also may be entitled to receive as a supplemental servicing fee for each collection period any late, prepayment, and other administrative fees and expenses collected during the collection period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each collection period on the applicable payment date.

     The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables.

DISTRIBUTIONS

     With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest on each class of securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

     Allocation of Collections on Receivables. Distributions of principal on the securities of the trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a collection period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On the business day before each payment date, or another date that is described in the related prospectus supplement, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

CREDIT AND CASH FLOW ENHANCEMENT

     Any form of credit enhancement may be limited and may only apply to certain classes of securities. The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider of the enhancement, if applicable, with respect to each class of securities of a given series will be set forth in the related prospectus supplement. If, and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may consist of one or more of the following:



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-    subordination of one or more classes of securities;

-    a reserve account;

- "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

-    collateralization greater than the principal amount of securities issued;

-    letters of credit;

-    liquidity facilities;

-    surety bonds;

-    guaranteed investment contracts;

-    guaranteed rate agreements;

-    swaps or other interest rate protection agreements:

-    repurchase obligations;

-    yield supplement arrangements;

-    cash deposits; or

-    other agreements with respect to third party payments or other support.

     Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the trust. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

     The presence of a reserve fund and other forms of credit or cash flow enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of the related class of the full amount of principal and interest due thereon and (2) decrease the likelihood that securityholders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

     Seller may replace credit or cash flow enhancement with rating confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the



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rating agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

     Reserve fund. If so provided in the related prospectus supplement, the reserve fund will be funded by an initial deposit by the trust or the seller on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve fund will be increased on each subsequent payment date up to the specified reserve balance by the deposit into the reserve fund of the amount of collections on the related receivables available as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve fund.

NET DEPOSITS

     As an administrative convenience and for so long as certain conditions are satisfied (see "Collections" above), the servicer will be permitted to make the deposit of collections, aggregate advances and payments of purchase amounts for any trust for or with respect to the related collection period, net of distributions to the servicer as reimbursement of advances or payment of fees to the servicer with respect to the related collection period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUSTS

     Prior to each payment date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding collection period the report that is required to be provided to securityholders of the trust described under "Certain Information Regarding the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding twelve months, or, in the case of the first statement, from the applicable closing date, with certain standards relating to the servicing of the applicable receivables.

     Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the that agreement throughout the preceding twelve months ,or, in the case of the first certificate, during the period from the closing date, or, if there has been a default in the fulfillment of any obligation, describing the default.

     Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.



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CERTAIN MATTERS REGARDING THE SERVICER

     Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except (1) upon a determination that the servicer's performance of its duties is no longer permissible under applicable law or (2) in the event of the appointment of a successor servicer, without the consent of each securityholder and upon notification by each rating agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by the rating agency. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement or the pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. Notwithstanding any delegation, the servicer will remain responsible and liable for its duties under those agreements as if it had made no delegations.

     Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any other indemnified person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. Each agreement will further provide that the servicer, and its directors, officers, employees and agents are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred by reason of the servicer's willful misfeasance, bad faith, or negligence in the performance of duties or by reason of the servicer's reckless disregard of obligations and duties thereunder; and provided, however, that such indemnification will be paid on a payment date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, as applicable, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In that event, the related legal expenses and costs and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

     Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.



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
EVENTS OF SERVICING TERMINATION

     "Events of servicing termination" under each sale and servicing agreement or pooling and servicing agreement, which may be supplemented or modified by the prospectus supplement, will consist of:

- any failure by the servicer (or, so long as the seller is the servicer, the seller) to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

- any failure by the servicer (or, so long as the seller is the servicer, the seller) duly to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the trustee or the indenture trustee or (B) to the servicer, the seller and the trustee or the indenture trustee by holders of notes or certificates of the related trust, as applicable, of not less than 25% in principal amount of the controlling class (or, if no notes are outstanding, 25% by aggregate certificate balance of the certificates);

- the occurrence of insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

-    any other events, set forth in the related prospectus supplement.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     As long as an event of servicing termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, and the prospectus supplement does not set forth a different procedure, the related indenture trustee or holders of not less than a majority of the controlling class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement, whereupon the indenture trustee or trustee or a successor servicer appointed by such indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

     If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no event of servicing termination other than that appointment has occurred, the receiver, bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a transfer of servicing.

     In the event that the indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer.



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
The indenture trustee or trustee may make arrangements for compensation to be paid to the successor servicer.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     If and to the extent specified in the related prospectus supplement, the holders of not less than a majority of the controlling class or the class of notes specified in the prospectus supplement, and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance may, on behalf of all such noteholders and certificateholders, waive any event of servicing termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an event of servicing termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with the sale and servicing agreement or pooling and servicing agreement.

AMENDMENT

     The parties to each of the receivables transfer and servicing agreements or such other persons as specified in the prospectus supplement may amend either of those agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of the receivables transfer and servicing agreements or modify the rights of noteholders or certificateholders; provided, unless otherwise specified in the prospectus supplement, that this action will not materially and adversely affect the interest of any noteholder or certificateholder as evidenced by either (a) an opinion of counsel to that effect or (b) notification by each rating agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that rating agency together with an officer's certificate of the servicer to that effect. The receivables transfer and servicing agreements may also be amended by the parties thereto or such other persons as specified in the prospectus supplement with the consent of the holders of notes of the related trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of the trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of the receivables transfer and servicing agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rate on the securities or the amount required to be on deposit in the reserve fund, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of the trust.

PAYMENT OF NOTES

     The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, as agent for the trustee of the trust.

TERMINATION

     With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the receivables transfer and servicing agreements will



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terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the receivables transfer and servicing agreements and (3) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable collection period, if the aggregate principal balance of the receivables held by the trust is equal to or less than a specified percentage of the aggregate principal balance of the receivables as of the cutoff date, all remaining related receivables at a price equal to the aggregate of the purchase amounts thereof as of the end of that collection period, after giving effect to the receipt of any monies collected on the receivables. That percentage will be specified in the related prospectus supplement and is expected to be 10% of the cutoff date balance.

     If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cutoff date specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the related prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

     As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

LIST OF CERTIFICATEHOLDERS

     With respect to the certificates of any trust, three or more holders of the certificates or one or more holders of the certificates evidencing not less than 25% of the aggregate certificate balance may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

ADMINISTRATION AGREEMENT

     If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement, will enter into an administration agreement with each trust that issues notes and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a monthly administration fee in the amount set forth in the related prospectus supplement.



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             SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

GENERAL

     The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take such action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, such purchaser would acquire an interest in the receivables superior to the interest of the trust.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     Unless otherwise specified in the related prospectus supplement, each seller will be obligated to have taken all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on such vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related financed vehicles under the UCC. Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from a seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from a seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

     Pursuant to each receivables purchase agreement, each seller will assign to the depositor its interests in the financed vehicles securing the receivables assigned by that seller to the depositor and, with respect to each trust, pursuant to the related sale and servicing agreement or pooling and servicing agreement, the depositor will assign its interests in the financed vehicles securing the related receivables to such trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or such trust as the new secured party on such certificate of title relating to a financed vehicle nor will any such entity execute and file any transfer instrument. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the financed vehicle. However, UCC financing statements with respect to the transfer to the depositor's of the seller's security interest in the financed vehicles and the transfer to the trust of the depositor's security interest in the financed vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of



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
title relating to the financed vehicles in its possession as custodian for the trustee pursuant to the sale and servicing agreement or pooling and servicing agreement, as applicable.

     In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In such states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the financed vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the trust. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under such warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each financed vehicle has been taken. If there are any financed vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the related seller would be required to repurchase the related receivable from the trust.

     Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.



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     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The seller will represent and warrant in the receivables purchase agreement to the depositor, who will in turn assign its rights under such warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that, as of the closing date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the closing date would not give rise to the seller's repurchase obligation.

ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES

     The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

     The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.



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     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS

     Steps will be taken in structuring the transactions contemplated hereby so that the transfer of the receivables from any seller or other transferor that is not a bankruptcy-remote special purpose entity constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the transferor, as the case may be. However, if any such seller or transferor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of such seller or transferor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by such seller or transferor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

     Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

     If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the



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pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase such receivable unless the breach were cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     Under each receivables purchase agreement, the related seller will warrant to the depositor who will in turn assign its rights under such warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against such trust for violation of any law and such claim materially and adversely affects such trust's interest in a receivable, such violation would constitute a breach of the warranties of the seller under such receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

OTHER MATTERS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Brown & Wood LLP, special counsel to ML Asset Backed Corporation. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who



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are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The federal income tax consequences to holders of securities will vary depending on whether:

     (1)      the securities of a series are classified as indebtedness;

     (2) an election is made to treat the trust relating to a particular series of securities as a FASIT under the Code;

     (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     (4) the trust relating to a particular series of certificates is treated as a partnership.

     Brown & Wood LLP, special counsel to the depositor, is of the opinion that, for federal income tax purposes:

-    securities issued as notes will be treated as indebtedness;


- securities issued as certificates will be treated as one of the following, as specified in the related prospectus supplement:

              -    indebtedness;

              -    ownership interests in the related trust or in its assets; or

              -    "FASIT regular securities" or "FASIT ownership securities".

The latter treatment would occur in the event that a FASIT election is made with respect to the trust, as described below under "-- FASIT Provisions". Each prospectus supplement will specify which of these treatments applies to the securities being issued. Brown & Wood LLP is of the opinion that "FASIT regular securities" will generally be treated as indebtedness issued by the applicable FASIT.

     In all cases, each trust fund will be structured to not be subject to an entity level tax, and Brown & Wood LLP is of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes. Prior to issuance of each series of securities, the company shall file with the SEC a Current Report on Form 8-K on behalf of the related trust containing an opinion of counsel to the company with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.



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TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

     TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the company, is of the opinion that a trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, and may possibly be reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust.

     TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. If the notes are structured as indebtedness secured by the assets of the trust, Brown & Wood LLP, special counsel to the company, is of the opinion that the notes will be treated as debt for United States federal income tax purposes. At the time those notes are issued special counsel will deliver an opinion generally to that effect.

     OID, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations relating to original issue discount, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to such notes will be provided in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from its issue date may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of



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each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under
Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by IRS Form W-8 or IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the foreign person provides a properly executed
(i) IRS Form 1001 or IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form 4224 or IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. If the interest is effectively connected income, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest at graduated rates. After December 31, 2000, only IRS Form W-8BEN and Form W-8ECI will be acceptable.



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     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     New Withholding Regulations. Recently, the Treasury Department issued New Regulations which make certain modifications to withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of federal tax counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

     TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller in its capacity as recipient of distributions from any reserve fund), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.




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     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, that a series of securities includes a single class of certificates and that the certificates are not indexed securities or are entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (in this case, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

     (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass-through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

     (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (iii) prepayment premium payable to the certificateholders for such month; and

     (iv) any other amounts of income payable to the certificateholders for such month.

     Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will



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be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Allocations Between Transferors and Transferees" below.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the applicable seller will represent that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).



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     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned



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agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8 or IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 or IRS Form W-8BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.



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     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     New Withholding Regulations. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER

     TAX CHARACTERIZATION OF THE TRUST

     Brown & Wood LLP, special counsel to the company, is of the opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Assuming such characterization of the notes, the federal income tax consequences to noteholders described above under the heading "Trusts For Which a Partnership Election is Made -- Tax Consequences to Holders of the Notes" would apply to the noteholders.

     If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of federal tax counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "Trusts For Which a Partnership Election is Made -- Tax Consequences to Holders of the Certificates" would apply to the holders of such notes.



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TRUSTS TREATED AS GRANTOR TRUSTS

     TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made, then the depositor will have structured the trust to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, in which case, Brown & Wood LLP, special counsel to the company, is of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the certificates will be treated as representing ownership interests in the related trust assets and at the time those certificates are issued, special counsel to the company will deliver an opinion generally to that effect. The certificates issued by a trust that is treated as a grantor trust are referred to in this section as "Grantor Trust Certificates" and the owners of Grantor Trust Certificates are referred to as "Grantor Trust Certificateholders".

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Code discussed below.



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     Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations -- the Section 1286 Treasury Regulations" -- if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount". The original issue discount on a Grantor Trust Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such Certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, federal tax counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable pricing supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

     Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

     With respect to stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in



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respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments



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acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued final regulations -- the Amortizable Bond Premium Regulations -- dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal



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the seller's purchase price for the Grantor Trust Certificate, increased by the
OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c) (1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-United States Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a United States Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a United States Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that such Grantor Trust Certificateholder is not a United States Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "United States Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     New Withholding Regulations. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations



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will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT PROVISIONS

     The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code -- the FASIT provisions -- which provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" or "FASIT". Federal tax counsel will deliver its opinion that a trust for which a FASIT election is made will be treated as a FASIT for federal income tax purposes assuming compliance with the terms of the trust agreement (including the making of a timely FASIT election) and related documents. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the trust or the holders of FASIT regular interests (such holders, "FASIT Regular Noteholders"). In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to United States federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes.

     Qualification as a FASIT. A trust will qualify under the Code as a FASIT in which FASIT Regular Notes will constitute the "regular interests" and the certificate issued by the trust (the "FASIT Ownership Security") will constitute the "ownership interest", respectively, if (i) a FASIT election is in effect,
(ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the noteholders' interests in the FASIT are met on a continuing basis and (iii) the trust is not a regulated investment company as defined in section 851(a) of the Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

     Asset Composition. In order for the trust to be eligible for FASIT status, substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the



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following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

     A FASIT interest generally qualifies as a FASIT regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than 30 years, (iii) it entitles its holder to a specified principal amount,
(iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest". In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Note that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Note and that have the same features as High-Yield Interests.

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commission") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principals. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Note outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT Regular Notes are treated as exchanging their Notes for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does



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not qualify as debt of differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Note increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular Notes. Payments received by Holders of FASIT Regular Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Holders of FASIT Regular Notes must report income from such Notes under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Notes issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Note generally will be treated as ordinary income to the Holder and a principal payment on such Note will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Notes issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for notes. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes," above.

     If a FASIT Regular Note is sold or exchanged, the holder thereof generally will recognize gain or loss upon the sale in the manner described above for notes. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes--Sale or Other Disposition". In addition, if a FASIT Regular Note becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of such note should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Notes issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Provisions--Interests in a FASIT".

     Losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.


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     The Holder of a FASIT Ownership Security will be subject to a tax equal to
100% of the net income derived by the FASIT from any "prohibited transactions". Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any offering for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of notes would be subject. See "Material Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Foreign Holders" and "--Backup Withholding". For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of notes.

     Under proposed Treasury regulations, if a non-United States Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Note and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-United States Person FASIT Regular Noteholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a United States Person or the United States branch of a non-United States Person and the non-United States Person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

                         CERTAIN STATE TAX CONSEQUENCES

     The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                  *  *  *  *  *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or



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"disqualified person" under the Code with respect to the plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws that impose similar requirements. We refer to these plans subject to ERISA, Section 4975, or any law imposing similar requirements as "Plans". A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example:

- Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

- PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

- PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

- PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

- PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions might not apply to transactions involved in operation of a Trust if, as described below, the assets of the trust were considered to include Plan assets.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. If the underlying assets of the issuer are deemed to be Plan assets, the application of Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code to the assets and operations of the trust may expand the obligations and other responsibilities of Plan sponsors, Plan fiduciaries, Plan administrators, and create additional potential prohibited transactions for parties in interest and disqualified persons. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

     Pursuant to Department of Labor Regulation ss.2510.3-101 -- the Plan Assets Regulation --, in general when a Plan acquires an equity interest in an entity such as the trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an



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undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A "publicly-offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by benefit plan investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% percent or more of the value of any class of equity interest in the entity is held by benefit plan investors. In calculating this percentage, the value of any equity interest held by a person, other than a benefit plan investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. "Benefit Plan Investors" include Plans, whether or not they are subject to ERISA, as well as entities whose underlying assets include plan assets by reason of a Plan's investment in the entity. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust.

     As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

- a representation substantially to the effect that the proposed transferee is not and will not be a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or

- an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or similar provisions of any Similar Law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

     Transfer of certificates which would be eligible for coverage under the Exemption (as described below) if they met the rating requirement of the Exemption may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of PTCE 95-60.

     Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary



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duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. However, if the depositor, the seller, an underwriter, the indenture trustee, the trustee, an insurer or any of their affiliates

- has investment or administrative discretion with respect to the assets of the Plan;

- has authority or responsibility to give, or regularly gives, investment advice with respect to that assets of the Plan for a fee and pursuant to an agreement or understanding that such advice

        - will serve as a primary basis for investment decisions with respect to the Plan's assets and

        -    will be based on the particular investment needs for that Plan; or

-    is an employer maintaining or contributing to that Plan,

then a purchase of a note by the plan may involve a conflict of interest. A fiduciary of such a Plan considering an investment in the Notes should consult with counsel concerning the consequences of an investment in the notes.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and certain other plans are not subject to ERISA requirements. However, any such governmental, church or other plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code; in addition, such plans may be subject to prohibitions under Similar Law.

     A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITER EXEMPTION

     The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement an Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including debt instruments and certificates, issued by entities that hold investment pools consisting only of certain receivables, loans and other obligations ("issuers") and the servicing, operations and management of such entities, provided the conditions and requirements of the Exemption are met. The receivables covered by the Exemption include motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the securities are the following:



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     (1)      The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the issuer holds only certain types of assets (a "Designated Transaction");

     (3) The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., or Fitch, Inc.;

     (4) The trustee is not an affiliate of any other member of the Restricted Group;

     (5) The sum of all payments made to the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

     (6) The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933; and

     (7) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to securityholders and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuer may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must not exceed 25%;

     (2) All obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a rating agency;

     (3) The transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Exemption receiving a lower credit



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              rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

     (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the issuer:

              (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

              (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each rating agency rating the securities, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement; in preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the issuer as of the closing date;

     (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

     (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments;

     (8)      The related prospectus or prospectus supplement must describe:

              (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

              (ii)    the duration of the pre-funding period;

              (iii) the percentage and/or dollar amount of the pre-funding limit for the issuer; and

              (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal; and

     (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus supplement, the terms and conditions for eligibility of additional obligations.



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     The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

     (i) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of the securities are acquired by persons independent of the Restricted Group,

     (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the investment pool,

     (iii) the Plan's investment in securities does not exceed 25% of all of the securities outstanding at the time of the acquisition, and

     (iv) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     The Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

     The rating of a security may change. If the rating of a certificate declines below BBB-, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the Exemption to dispose of it).

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply. It is not clear that the Exemption will apply to securities issued by an issuer that has a revolving period. If such an issuer intends for the Exemption to apply to its sales of securities to Plans, it may prohibit such sales until the expiration of the revolving period.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. On January 5, 2000, the Department of Labor issued general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the



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Code. The general account regulations also provide that, except in the case of actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until July 5, 2001, the date that is 18 months after the general account regulations became final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The general account regulations do not exempt from treatment as "plan assets" the assets of insurance company general accounts that are attributable to contracts or policies issued after December 31, 1998. The general account regulations do not adversely affect the applicability of PTCE 95-60. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the securities of each series, the depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and certificates of the trust specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

     Each prospectus supplement will either--

- set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates or

- specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

     After the initial public offering of any such notes and certificates, such public offering prices and such concessions may be changed.

     Each underwriting agreement will provide that the company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the depositor.

     Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.



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     The underwriters may make a limited market in the securities, but they are not obligated to do so. In addition, any such market-making may be discontinued at any time at their sole discretion.

     If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

                                 LEGAL OPINIONS

     Certain legal matters relating to the securities of each series, including federal income tax consequences, will be passed upon for the company by Brown & Wood LLP.



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                                GLOSSARY OF TERMS

     Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

     "ACTUARIAL RECEIVABLES" means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

     "ADDITIONAL OBLIGATIONS" means all obligations transferred to the trust after the closing date.

     "ADDITIONAL RECEIVABLES" means, with respect to a trust with a revolving period or pre-funding period, receivables acquired by a trust during that revolving period.

     "ADVANCES" means both precomputed advances and simple interest advances.

     "ADMINISTRATOR" means the entity specified in the prospectus supplement as the administrator of the trust under an administration agreement.

     "AMORTIZABLE BOND PREMIUM REGULATIONS" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

     "BALLOON PAYMENT" means, with respect to a balloon payment receivable, the final payment which is due at the end of the term of the receivable.

     "CERTIFICATE BALANCE" means with respect to each class of certificates and as the context so requires, with respect to (i) all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or
(ii) any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

     "CLOSING DATE" means that date specified in the prospectus supplement on which the trust issues its securities.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLECTION PERIOD" means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

     "COMPANY" means ML Asset Backed Corporation, a Delaware corporation.

     "CONTROLLING CLASS" means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.



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
     "DAILY PORTION" is computed as specified under "Material Federal Income Tax Consequences--Trusts Treated as a Grantor Trust--Stripped Bonds and Stripped Coupons --Original Issue Discount".

     "DEFAULTED RECEIVABLE" means, unless otherwise specified in the related prospectus supplement, a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 10% of a scheduled payment is 90 or more days delinquent as of the end of a calendar month.

     "DEFINITIVE CERTIFICATES" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "DEFINITIVE NOTES" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

     "DEFINITIVE SECURITIES" means collectively, the definitive notes and the definitive certificates.

     "DEPOSITOR" means the company or a limited purpose finance subsidiary of the company.

     "DEPOSITORY" means DTC and any successor depository selected by the trust.

     "ELIGIBLE CORPORATION" means, with respect to FASITs, a domestic C corporation that is fully subject to corporate income tax.

     "ELIGIBLE DEPOSIT ACCOUNT" means either--

-    a segregated account with an Eligible Institution; or

- a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

     "ELIGIBLE INSTITUTION" means--

- the corporate trust department of the indenture trustee or the related trustee, as applicable; or

- a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the rating agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EVENTS OF SERVICING TERMINATION" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination" in this prospectus.

     "EXEMPTION" means the exemption granted to the lead underwriter named in the prospectus supplement by the DOL and described under "ERISA Considerations".

     "FASIT" means a financial asset securitization investment trust.

     "FASIT PROVISIONS" means sections 860H through 860L of the Code.

     "FASIT QUALIFICATION TEST" is the requirement for FASIT status eligibility that substantially all of the assets of the trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter.

     "FASIT REGULAR NOTEHOLDERS" means holders of FASIT regular interests.

     "FINANCED VEHICLE" means the motor vehicle financed by a receivable.

     "FOREIGN PERSON" means a nonresident alien, foreign corporation or other non-United States person.

     "GRANTOR TRUST CERTIFICATEHOLDERS" means owners of certificates issued by a trust that is treated as a grantor trust.

     "GRANTOR TRUST CERTIFICATES" means certificates issued by a trust that is treated as a grantor trust.

     "IO" means interest-only.

     "IRS" means the Internal Revenue Service.

     "NEW REGULATIONS" means the regulations recently issued by the Treasury Department which make certain modifications to withholding, backup withholding and information reporting rules.

     "OBLIGATIONS" means, with respect to the Exemption, loans or other secured receivables.

     "OID" means original issue discount.

     "OID REGULATIONS" means those Treasury regulations relating to OID.

     "PERMITTED INVESTMENTS" means:

              - direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

              - demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each rating agency;

              - commercial paper having, at the time of such investment, a rating in the highest rating category from each rating agency;

              - investments in money market funds having the highest rating from each rating agency;

              - repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each rating agency; and

              -   any other investment acceptable to each rating agency.

Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.

     "PLAN" means any:

- "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA;

- "plan" described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans;

- plan subject to requirements similar to those of ERISA and Section 4975 of the Code under similar law; and

- entity whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

     "PLAN ASSETS REGULATION" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the U.S. Department of Labor.

     "PRECOMPUTED ADVANCE" means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related collection period.

     "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

     "PURCHASE AMOUNT" means a price at which the seller or the servicer must acquire a receivable from a trust, equal to the unpaid principal balance of the receivable plus interest accrued thereon to the date of purchase at the weighted average interest rate borne by the trust's securities.

     "RATING AGENCY" means a nationally recognized rating agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

     "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS" means, collectively, each sale and servicing agreement or pooling and servicing agreement pursuant to which a trust will acquire receivables from the depositor and the servicer will agree to service such receivables, each trust agreement (in the case of a grantor trust, the pooling and servicing agreement) pursuant to which a trust will be created and certificates will be issued and each administration agreement pursuant to which the servicer (or such other person named in the related prospectus supplement) will undertake certain administrative duties with respect to a trust that issues notes.

     "RECORD DATE" means the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

     "REMIC" means a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code.

     "RESTRICTED GROUP" means, with respect to the Exemption, the seller, any underwriter, any trustee, the servicer, any insurer, any obligor with respect to receivables included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, or any affiliate of such parties.

     "REVOLVING PERIOD" means the period, if one is specified in the prospectus supplement, during which the trust uses principal collections on the receivables to purchase additional receivables.

     "RULE OF 78'S" means a method for amortization of a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

     "SECTION 1286 TREASURY REGULATIONS" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR CERTIFICATES" means the nonsubordinated certificates issued by a trust.

     "SHORT-TERM NOTE" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

     "SIMILAR LAW" means federal, state or local laws that impose requirements similar to ERISA or the Code.

     "SIMPLE INTEREST ADVANCE" means an amount equal to the amount of interest that would have been due on a simple interest receivable at its contract rate of interest for the related collection period (assuming that such simple interest receivable is paid on its due date) minus the amount of interest actually received on such simple interest receivable during the related collection period.

     "STRIPPED BOND" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

     "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an



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estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.



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

================================================================================

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE NOTES IN ANY STATES WHERE IT IS NOT PERMITTED.

                            ------------------------

                              PEOPLEFIRST.COM LOGO

                            PEOPLEFIRST FINANCE, LLC
                            ORIGINATOR AND SERVICER

                          ML ASSET BACKED CORPORATION
                                   DEPOSITOR

                            ------------------------

DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL MARCH   , 2001 ALL DEALERS THAT
EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================





================================================================================

                            PEOPLEFIRST.COM VEHICLE
                               RECEIVABLES OWNER
                                  TRUST 2000-2

                                  $525,000,000

                              ASSET-BACKED NOTES,
                                 SERIES 2000-2
                      ------------------------------------

                             PROSPECTUS SUPPLEMENT

                      ------------------------------------

                              MERRILL LYNCH & CO.
                                BARCLAYS CAPITAL
                           CREDIT SUISSE FIRST BOSTON

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